UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

AMENDMENT NO. 1 TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

ECOBLU PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	5960	20-8677788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code	(I.R.S. Employer Identification No.)

909 West Vista Way
Vista, CA 92083
 (909) 519-5470
 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
______________________

Steve Conboy
President and Chief Executive Officer
909 West Vista Way,
Vista, CA 92083
 (909) 519-5470
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________

with copies to:
Anslow & Jaclin
Attn: Eric M. Stein
195 Route 9 South, Suite 204
Manalapan, NJ 07726
(732) 409-1212
______________________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer	Non-accelerated filer	Smaller reporting company
☐	☐	☐	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock (1)	9,975,000	$0.40	3,990,000	$284.49

(1)
Includes 3,750,000 shares of Common Stock issuable upon the conversion of senior secured promissory notes previously issued by the Company (increased by 33% pursuant to the terms of the Registration Rights Agreement), 3,750,000 shares of Common Stock issuable pursuant to the exercise of warrants (increased by 33% pursuant to the terms of the Registration Rights Agreement), as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in each note and each warrant, which shares of Common Stock are registered hereunder pursuant to Rule 416.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The Selling Stockholders may not sell any of these securities or accept an offer to buy any of them until the registration statement filed with the Securities and Exchange Commission relating to these securities has been declared “effective” by the Securities and Exchange Commission.  This prospectus is not an offer to sell these securities and the Selling Stockholders are not soliciting an offer to buy these securities in any state or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED  JUNE ___, 2010

PROSPECTUS

ECOBLU PRODUCTS, INC.

9,975,000 SHARES OF COMMON STOCK

This prospectus relates to the disposition of up to 4,987,500 shares of EcoBlu Products, Inc., or EcoBlu, (the “Company”) Common Stock, par value $0.001 per share (the “Common Stock”) underlying convertible notes and 4,987,500 shares of the Company’s Common Stock underlying Series A through G warrants , by the Selling Stockholders listed in this prospectus or their permitted transferees.  All of the shares offered hereby are being sold by the Selling Stockholders named in this prospectus, and the Company will not receive any proceeds from sale of the securities included in this prospectus.

The prices at which the Selling Stockholders or their permitted transferees may dispose of their EcoBlu shares or interests therein will be determined by the Selling Stockholders at the time of sale and may be at fixed prices, at the prevailing market price for the shares, at prices related to such market price, at varying prices determined at the time of sale, or at negotiated prices. Information regarding the Selling Stockholders and the times and manner in which they may offer and sell the shares or interests therein under this prospectus is provided under the sections titled “Selling Security Holders” and “Plan of Distribution” in this prospectus. The Selling Stockholders may resell the Common Stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

Our common stock is quoted on the OTC Bulletin Board under the symbol “ECOB.” On June 28, 2010, the closing bid and ask prices for one share of our common stock were $ 0.25 and $ 0.37 , respectively, as reported by the OTC Bulletin Board website.  These over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Pursuant to a registration rights agreement, we agreed to file this registration statement to cover the resale of up to 9,975,000 shares of our Common Stock that are issuable from time to time upon the conversion of Senior Secured Promissory Notes and the exercise of warrants issued by us pursuant to our private placement of $1.5 million of Senior Secured Promissory Notes on March 26, 2010.

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 4.

Our principal executive offices are located at 909 West Vista Way, Vista, CA 92083 and our telephone number is (909) 519-5470.  Our Internet address is http://www.ecobluproducts.com.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2010.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
AND CAUTIONARY STATEMENTS

    This prospectus and the documents incorporated into this prospectus by reference include forward-looking statements. All statements other than statements of historical fact included in or incorporated into this prospectus regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures are forward-looking statements. Although we believe that the expectations reflected in those forward-looking statements are reasonable, we cannot be sure that these expectations will prove to be correct.

    In addition, EcoBlu Products, Inc. (“EcoBlu”) and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about EcoBlu’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

    Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to EcoBlu.

    Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC. EcoBlu undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Although we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

    Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate EcoBlu. Any investor in EcoBlu should consider all risks and uncertainties disclosed in our SEC filings described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at http://www.sec.gov.

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, Selling Stockholders may sell shares of Common Stock described in this prospectus in one or more offerings up to a total estimated maximum offering price of $ 3,990,000 . The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities offered by Selling Stockholders, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading “Where You Can Find More Information.”

    This prospectus provides you with a general description of the securities offered by Selling Stockholders. Each time Selling Stockholders offer to sell securities, we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “EcoBlu,” “the Company,” “we,” “our,” “ours,” and “us” refer to EcoBlu Products, Inc., which is a Colorado corporation headquartered in Vista, California ., Unless otherwise stated, the dollar amounts contained in this prospectus and any accompanying prospectus supplement are presented in U.S. dollars.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus or incorporated by reference into this prospectus and it may not contain all of the information that is important to you.  To understand the terms of the common stock offered by this prospectus, you should read this prospectus as well as the information to which we refer you and the information incorporated by reference in this prospectus.  You should carefully read the section titled “Risk Factors” in this prospectus to determine whether an investment in our common stock is appropriate for you.

Business Overview

EcoBlu Products, Inc. (formerly, N8 Concepts, Inc.) (the “Company”) was incorporated in the state of Colorado on March 21, 2007. In September 2009, the Company discontinued its plan to market its apparel lines in consideration for the upcoming acquisition of with EcoBlu Products, Inc. of Nevada (“ECOBLU”). In anticipation of the acquisition of ECOBLU, the Company changed its name from N8 Concepts, Inc. to EcoBlu Products, Inc. On October 7, 2009, the Company entered into an Agreement and Plan of Merger with ECOBLU.

In March 2009, the Company affected a ten-for-one forward split of its common stock. All share and per share information has been retroactively adjusted to reflect the forward stock split.

On October 7, 2009, we entered into an Agreement and Plan of Merger with ECOBLU. Upon completion of the acquisition and subject to the provisions of the Colorado Corporations Code, ECOBLU merged with and into the Company. The transaction was treated as a reverse acquisition, whereby we ceased our previous business and the business and ECOBLU continued . Prior to this transaction, we were considered to be a shell company as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

On October 19, 2009, the Company completed the Agreement and Plan of Merger with ECOBLU.  Upon completion of the acquisition and subject to the provisions of the Colorado Corporations Code; ECOBLU was merged with and into the Company. The Company was the surviving corporation in the Merger and continued its corporate existence under the laws of the State of Colorado; the separate existence of ECOBLU ceased . All properties, franchises and rights belonging to the Company and ECOBLU , by virtue of the Merger and without further act or deed, is vested in the surviving corporation, EcoBlu Products, Inc.  The merger between the two companies wa s treated for financial reporting purposes as a reverse acquisition whereby ECOBLU’s operations will continue to be reported as if it had actually been the acquirer.

EcoBlu Products, Inc. is now a manufacturer of proprietary wood products coated with an eco-friendly chemistry that protects against mold, rot, decay, termites and value added fire. EcoBlu products utilizing BLUWOOD™ technology is the ultimate in wood protection, preservation, and fire safety to building components constructed of wood; from I-joists, beams and paneling, to floors and ceilings.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We are a development stage company with a limited operating history with accumulated losses since inception totaling $2,873,479. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

 About This Offering

On March 26, 2010, we entered into a Securities Purchase Agreement and related agreements pursuant to which we issued 8% Secured Convertible Notes (the “Notes”), Series A Warrants to purchase 1,250,000 shares of the Company's common stock, Series B Warrants to purchase 1,250,000 shares of the Company's common stock, Series C Warrants to purchase 1,250,000 shares of the Company's common stock, Series D Warrants to purchase 1,250,000 shares of the Company's common stock, Series E Warrants to purchase 1,250,000 shares of the Company's common stock, Series F Warrants to purchase 1,250,000 shares of the Company's common stock and Series G Warrants to purchase 1,250,000 shares of the Company's common stock (the Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants,  Series E Warrants,  Series F Warrants and Series G Warrants are referred to herein as the “Warrants”) for an aggregate purchase price of $1,500,000 in a private placement (the “Private Placement”).  This prospectus is being delivered in connection with the resale of shares of our common stock issuable upon the conversion of the Notes, as payment of principal and accrued interest thereon, (the Notes are initially convertible into 3,750,000 shares of common stock), and upon the exercise of the Warrants (initially exercisable for 3,750,000 shares of common stock) issued in connection with the Private Placement.

The Notes were issued March 26, 2010 pursuant to the Securities Purchase Agreement among our Company and the Selling Stockholders.  The principal purposes of the Private Placement was for the purchase of equipment to produce environmentally friendly lumber, site work and working capital.  The Private Placement resulted in gross proceeds to us of $1,500,000 before placement agent fees and other expenses associated with the transaction.

The Notes mature on March 26, 2011 and bear interest at an annual rate of 8% payable quarterly in, at the Company's option, cash or, subject to the satisfaction of certain customary conditions, registered shares of our common stock.  The Notes amortize over a period equal to nine months and thus result in ten payments to the Selling Stockholders. On each Installment Date (as defined in the Senior Secured Convertible Note dated March 26, 2010), the Company will pay to each Holder an amount equal to the Installment Amount (as defined in the Senior Secured Convertible Note dated March 26, 2010) due on such Installment Date. Other than as specifically permitted by the Notes, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid interest or accrued and unpaid Late Charges (as defined in the Senior Secured Convertible Note dated March 26, 2010) on Principal and Interest, if any. Interest on the Note commences accruing on the Issuance Date, accrues daily at the Interest Rate on the outstanding Principal amount from time to time, shall be computed on the basis of a 360-day year (as defined in the Security Agreement dated March 26, 2010) comprised of twelve (12) thirty (30) day months, compound each calendar quarter and is in arrears for each calendar quarter on the first Installment Date immediately following the end of such calendar quarter during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”), with the first Interest Date being July 26, 2010. Interest is payable to the record holder of this Note on each Interest Date as part of the applicable Installment Amount due on the applicable Interest Date. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate is automatically increased to eighteen percent (18%).

In connection with the issuance of the Notes, the Company issued Series A through G warrants to purchase shares of the Company's common stock.  This prospectus relates to the resale of up to 9,975,000 shares of our common stock by the holders of the Notes and Warrants upon conversion. To give effect to such conversion, the holder of Series A through G warrants shall deliver a cash payment to the Company of an amount equal to an exercise price of $.40 multiplied by the number of Warrant Shares as to which the Warrant was so exercised (“Aggregate Exercise Price”). The holder may, in its sole discretion, exercise the warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the “Cashless Exercise” formula as provided in Section 1(d) of the Series A through G warrants.

The Warrants issued to the Selling Stockholders in the Private Placement include the following:

▪
Series A Warrants, which are exercisable for a period of 5 years into 100% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series A Warrants being exercisable into 4,012,500 shares immediately upon issuance;

▪
Series B Warrants, which are exercisable for a period of 5 years into 100% of the shares of our common stock initially issuable upon conversion of the Notes, with the Series B Warrants being exercisable into 4,012,500 shares immediately upon issuance; and

▪
Series C Warrants, which are exercisable for a period of 5 years into 100% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series C Warrants being exercisable into 4,012,500 shares immediately upon issuance.

▪
Series D Warrants, which are exercisable for a period of the earlier of: (i) the six (6) month anniversary of the Securities Purchase Agreement dated March 26, 2010 and (ii) the eighteenth (18th) month anniversary of the Issuance Date which is also March 26, 2010 into 100% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series D Warrants being exercisable into 4,012,500 shares immediately upon issuance.

▪
Series E Warrants, which are exercisable for a period of 5 years into 100% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series E Warrants being exercisable into 4,012,500 shares immediately upon issuance.

▪
Series F Warrants, which are exercisable for a period of 5 years into 100% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series F Warrants being exercisable into 4,012,500 shares immediately upon issuance.

▪
Series G Warrants, which are exercisable for a period of 5 years into 100% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series G Warrants being exercisable into 4,012,500 shares immediately upon issuance.

  The initial exercise price of each Series A Warrant will be the same as the initial conversion price under the Notes ($0.40 per share).  The initial exercise price of each Series B Warrant is $0.50 per share which is 125% of the initial conversion price under the Notes.  The initial exercise price of each Series C Warrant is $0.60 per share which is 150% of the initial conversion price under the Notes.  The initial exercise price of each Series D Warrant will be the same as the initial conversion price under the Notes ($0.40 per share).  Upon exercise of the Series D Warrant, the Holder is granted a Senior Secured Note equal to the amount of the investment and Series E through G Warrants. The initial exercise price of each Series E Warrant will be the same as the initial conversion price under the Notes ($0.40 per share).  The initial exercise price of each Series F Warrant is $0.50 per share which is 125% of the initial conversion price under the Notes.  The initial exercise price of each Series G Warrant is $0.60 per share which is 150% of the initial conversion price under the Notes.  Like the conversion price of the Notes, the exercise price of the Warrants is subject to a full-ratchet adjustment upon the occurrence of certain events, including our issuance of securities at a price per share less than the exercise price then in effect.  If we issue shares of common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance.

In accordance with the terms of a registration rights agreement with the holders of the notes and the warrants, the number of shares of common stock to be sold by each Selling Stockholder under this prospectus generally covers the resale of 133% of the sum of (i) the maximum number of shares of common stock issuable upon conversion of the notes and (ii) the maximum number of shares of common stock issuable upon exercise of the warrants, in each case, determined as if the outstanding notes and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC.

In accordance with the terms of the Security Agreement with the holders of the notes and warrants, the Company unconditionally grants, assigns, and pledges to each Secured Party a separate, continuing security interest in all assets of the Company (other than Real Property) whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”).

The shares offered by this prospectus may be sold by the selling shareholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.  We will receive none of the proceeds from the sale of the shares by the selling shareholders.  We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling shareholders will be borne by them.

The shares of common stock being offered by this prospectus covers the resale of 133 % of the sum of (i) an aggregate of up to 3,750,000 shares issuable upon conversion of the principal and accrued amount due on the Notes issued to selling shareholders in the Transaction, (ii) an aggregate of up to 4,987,500 shares issuable upon the exercise of Series D Warrants issued in the Transaction; and certain notes, warrants and common stock issued to the placement agent as compensation for services rendered.

The number of shares being offered by this prospectus represents approximately 13% of our outstanding shares of common stock as of March 31, 2010 (not including the shares being registered in this offering). The Company will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

Balance Sheet Data	Quarter Ended March 31, 2010 (Unaudited)	Fiscal Year Ended August 31, 2009
Cash	$979,011	$-
Total Assets	2,627,215	36,200
Liabilities	1,301,839	93,857
Total Stockholder’s Equity (Deficit)	1,325,376	(57,657)

Statement of Operations
Revenue	$0	$0
Net Loss for Reporting Period	$2,536,050	$36,200

RISK FACTORS

The Company faces a number of significant risks associated with its current plan of operations.  These include the following:

Risks Related to our Business

THE COMPANY’S BUSINESS IS DIFFICULT TO EVALUATE BECAUSE THE COMPANY HAS A LIMITED OPERATING HISTORY.

The Company commenced operating in May 2009, and has not yet recognized operating income.  As of December 31, 2009, the Company had not generated any revenues, and the development of our business plan will require substantial capital expenditures.  Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including, but not limited to limited capital resources, possible delays in product development, possible cost overruns due to price and cost increases in raw product and manufacturing processes, uncertain market acceptance, and the inability to respond effectively to competitive developments and to attract, retain and motivate qualified employees.  There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably, and we have no track record of successful business activities, strategic decision-making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing a valid workable product.  Therefore, there can be no assurance that our business or products will be successful, that we will be able to achieve or maintain profitable operations, or that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.  There can be no assurance that we will achieve or sustain profitability or positive cash flows from our operating activities.

THE COMPANY HAS NOT YET ACHIEVED ANY FINANCIAL SUCCESS, AND THE COMPANY HAS NOT YET GENERATED SUFFICIENT OPERATING INCOME.

The Company has not yet generated operating income, nor is there any assurance that the Company will achieve future revenue levels and operating efficiencies to support existing operations, generate positive cash flow from operations or recover its investment in its property, plant and equipment.  The Company expects to show continued losses through the second quarter of 2010, and there can be no assurance that such losses will not continue thereafter.  The success of the Company’s operations are largely dependent upon its ability to establish and improve operating efficiencies and overall production capacity, generate substantial sales revenues and generate adequate cash flows from operations.  In addition, the Company has in the past and may again in the future encounter unanticipated problems, including manufacturing, distribution and marketing difficulties, some of which may be beyond the Company’s financial and technical abilities to resolve.  The failure to adequately address such difficulties could have a material adverse effect on the Company’s prospects.

WE HAVE NEVER GENERATED ANY SIGNIFICANT REVENUES, HAVE A HISTORY OF LOSSES, AND CANNOT ASSURE YOU THAT WE WILL EVER BECOME OR REMAIN PROFITABLE.

We have not yet generated any revenue from operations and, accordingly, we have incurred net losses since our inception.  To date, we have dedicated most of our financial resources to general and administrative expenses, and manufacturing, sales and marketing activities, and due to our limited financial resources, we have not yet fully developed these activities.  Consequently, we will need to generate significant additional revenue from financing activities to fund our operations until we can fully commence manufacturing of our products, sales and marketing activities.  This has put a proportionate corresponding demand on capital.  Our ability to achieve profitability is dependent upon our sales and marketing efforts, and our ability to manufacture and sell our products.  There can be no assurance that we will ever generate revenues or that any revenues that may be generated will be sufficient for us to become profitable or thereafter to maintain profitability.  We may also face unforeseen problems, difficulties, expenses or delays in implementing our business plan.

WE WILL REQUIRE ADDITIONAL FUNDS THROUGH THE SALE OF OUR SECURITIES, WHICH REQUIRES FAVORABLE MARKET CONDITIONS AND INTEREST IN OUR ACTIVITIES BY INVESTORS.  WE MAY NOT BE ABLE TO SELL OUR SECURITIES AND FUNDING MAY NOT BE AVAILABLE FOR CONTINUED OPERATIONS.

We will require substantial additional capital following the development and implementation of our business in order to market, arrange for the sale of our products.  Because we expect to have limited cash flow from operations during the next twelve months, we will need to raise additional capital, which may be in the form of loans from current stockholders and/or from public and private equity offerings.  Our ability to access capital will depend on our success in implementing our business plan.  It will also depend upon the status of the capital markets at the time such capital is sought.  Should sufficient capital not be available, the implementation of our business plan could be delayed and, accordingly, the implementation of our business strategy would be adversely affected.  If we are unable to raise additional funds in the future, we may have to cease all substantive operations.  In such event it would not be likely that investors would obtain a profitable return on their investment or a return of their investment at all.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT PUBLIC ACCOUNTANTS, RAISING A SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Our independent registered public accountants included an explanatory paragraph in their audit report in connection with our financial statements for the fiscal years ended June 30, 2009 and 2008 stating that because the Company had recurring losses from operations, negative cash flows from operations and a working capital deficit, there is substantial doubt about our ability to continue as a going concern.  These factors, along with others, may indicate that we will be unable to continue as a going concern for a period of twelve months or less.  Reports of independent auditors questioning a company’s ability to continue as a going concern are generally viewed unfavorably by analysts and investors, and this report may make it difficult for us to raise additional debt or equity financing necessary to continue the development of our business plan.

Our continuation as a going concern is dependent on our ability to raise additional funds through private placements of equity and/or debt sufficient to pursue our business plan, to meet our current obligations and to cover operating expenses through June 30, 2010, our fiscal year end.  There is no assurance that we will be able to secure additional funding in the future, and in the event we are unable to raise additional capital in the near future, it is probable that any investment in the Company will be lost.

OUR DISCLOSURE CONTROLS AND PROCEDURES ARE NOT ADEQUATE.

Our management evaluated, with the participation of our Chief Executive Officer, the effectiveness of our disclosure controls and procedures as of the end of our last fiscal year ended June 30, 2009.  Based on this evaluation, our Chief Executive Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”)) are not adequate to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms.

The Company does not have adequate personnel to provide required review of day-to-day financial transactions and review of financial statement disclosures.  To remediate the control deficiencies, one of several specific additional steps that the Company believes it must undertake is to retain a consulting firm to, among other things, design and implement adequate systems of accounting and financial statement disclosure controls to comply with the applicable SEC requirements.  There is no assurance that the Company will be able to implement these plans in the future, if at all.

SELLING STOCKHOLDERS MAY COMPETE WITH THE COMPANY FOR BUYERS OF THE COMPANY’S SHARES OF COMMON STOCK, MAKING IT POTENTIALLY MORE DIFFICULT FOR THE COMPANY TO RAISE MONEY.

Selling Stockholders who attempt to sell their shares of Common Stock pursuant to this registration statement may compete with the Company to sell shares of our Common Stock.  As a result, the Company’s ability to raise funding by selling shares may be inhibited by the competition presented by such Selling Stockholders.

THE COMPANY MAY ENGAGE IN TRANSACTIONS INVOLVING THE USE OF LEVERAGE, WHICH MAY EXPOSE THE COMPANY TO SIGNIFICANT RISKS.

The Company anticipates that it may incur substantial borrowings for the purpose of purchasing inventory and equipment, and for financing the expansion and growth of the Company.  Any amounts borrowed will depend, among other things, on the condition of financial markets.  The purchase of equipment and inventory, and the expansion of our business on a leveraged basis generally can be expected to be profitable only if they generate, at a minimum, sufficient cash revenues to pay interest on, and to amortize, the related debt, to cover operating expenses and to recover the equity investment.  The use of leverage, under certain circumstances, may provide a higher return to shareholders but will cause the risk of loss to shareholders to be greater than if the Company did not borrow, because fixed payment obligations must be met on certain specified dates regardless of the amount of revenues derived by the Company.  If debt service payments are not made when due, the Company may sustain the loss of its equity investment in the assets securing the debt as a result of foreclosure by the secured lender.  Interest payable on Company borrowings, if any, may vary with the movement of the interest rates charged by banks to their prime commercial customers.  Any increase in borrowing costs due to a rise in the “prime” or “base” rates may reduce the amount of Company net income and available cash.

WE RELY ON TRADE SECRET LAWS AND AGREEMENTS WITH OUR KEY EMPLOYEES AND OTHER THIRD PARTIES TO PROTECT OUR PROPRIETARY RIGHTS, AND THESE LAWS OR AGREEMENTS MAY NOT ADEQUATELY PROTECT OUR RIGHTS.

The Company has acquired license rights for its treatment of wood, and may acquire or develop other products and processes that it believes may be patentable.  The Company’s success depends upon our ability to protect our proprietary formulations and license rights.  We rely on a combination of trademark and trade secret laws, nondisclosure and other contractual agreements with employees and third parties to protect our proprietary formulations and trademarks.  The steps we take to protect our proprietary rights may not be adequate to protect misappropriation of such rights, and third parties may independently develop equivalent or superior formulations in spite of our efforts.  We have no patents, and existing trade secret and copyright laws provide only limited protection.  We may be subject to or may initiate interference proceedings in the United States Patent and Trademark Office, which can demand significant financial and management resources.  Although we believe that our products and formulations do not infringe upon the proprietary rights of others, it is possible that third parties will assert infringement claims against us in the future.  Litigation, which could result in substantial costs and could divert our efforts, may be necessary to enforce our intellectual property rights or to defend the Company against claimed infringement of the rights of others.  The failure to obtain necessary licenses or other rights or litigation arising out of infringement claims could have a material adverse effect on the Company.  However, the Company can give no assurance that its confidentiality agreements will be enforced or that competitors will not independently develop similar formulas or processes.

OUR FUTURE REVENUE GROWTH AND PROFITABILITY ARE DEPENDENT UPON OUR LICENSE AGREEMENTS WITH BLUWOODUSA, INC. AND MENGOLA, INC.

Our future revenue growth and profitability are dependent upon our ability to provide our customers with a high quality eco-friendly product. As such, we have acquired license rights for the treatment of wood through license agreements with BluwoodUSA, Inc. and Mengola, Inc. We depend upon such agreements to protect our proprietary rights. In the event that these agreements are breached, or severed, we face the risk of no longer being able to offer our product to our customers, which could result in a significant decrease in sales.

IF WE CANNOT SUCCESSFULLY COMPETE WITH EXISTING WOOD PRODUCING COMPANIES THAT HAVE GREATER RESOURCES THAN WE HAVE, OUR BUSINESS WILL NOT SURVIVE.

The wood production industry is highly competitive.  Virtually all of the manufacturers, distributors and marketers of wood products have substantially greater management, financial, research and development, marketing and manufacturing resources than we do.  The Company faces competition in all of its markets from large, national companies and smaller, regional companies, as well as from individuals.  Many of the Company’s competitors are larger and have greater financial resources than the Company.  The Company from time to time will experience price pressure in certain of its markets as a result of competitors’ promotional pricing practices.  Competition is based on product quality, functionality, price, brand loyalty, effective promotional activities and the ability to identify and satisfy emerging preferences.

ATTEMPTS TO GROW OUR BUSINESS COULD HAVE AN ADVERSE EFFECT ON THE COMPANY.

Because of our small size, we desire to grow rapidly in order to achieve certain economies of scale.  To the extent that rapid growth does occur, it will place a significant strain on our financial, technical, operational and administrative resources.  Our planned growth will result in increased responsibility for both existing and new management personnel.  Effective growth management will depend upon our ability to integrate new personnel, to improve our operational, management and financial systems and controls, to train, motivate and manage our employees, and to increase our sources of recyclable rubber inventory and product manufacturing.  If we are unable to manage growth effectively, our business, results of operations and financial condition may be materially and adversely affected.  In addition, it is possible that no growth will occur or that growth will not produce profits for the Company.  The Company’s success will, in part, be dependent upon the ability of the Company to manage growth effectively.

UNCERTAINTY AND ADVERSE CHANGES IN THE GENERAL ECONOMIC CONDITIONS OF MARKETS IN WHICH WE PARTICIPATE MAY NEGATIVELY AFFECT OUR BUSINESS.

Current and future conditions in the economy have an inherent degree of uncertainty.  It is even more difficult to estimate growth or contraction in various parts, sectors and regions of the economy, including the markets in which we participate.  As a result, it is difficult to estimate the level of growth or contraction for the economy as a whole.  Adverse changes may occur as a result of soft global economic conditions, rising oil prices, wavering consumer confidence, unemployment, declines in stock markets, contraction of credit availability, or other factors affecting economic conditions in general.  These changes may negatively affect the sales of our products, increase exposure to losses from bad debts, increase the cost and decrease the availability of financing, or increase costs associated with manufacturing and distributing our recycled rubber products.

WE HAVE NOT AND DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have not paid any cash dividends to date with respect to our Common Stock.  We do not anticipate paying dividends on our Common Stock in the foreseeable future since we will use all of our earnings, if any, to finance the development of our operations.

OUR QUARTERLY OPERATING RESULTS ARE LIKELY TO FLUCTUATE, WHICH MAY AFFECT OUR STOCK PRICE.

Our quarterly revenues, expenses, net sales, net income, operating results and gross profit margins vary significantly from quarter to quarter.  As a result, our operating results may fall below the expectations of securities analysts and investors in some quarters, which could result in a decrease in the market price of our Common Stock.  The reasons our quarterly results may fluctuate include, among other factors, the following:

•	variations in profit margins attributable to product mix;

•	changes in the general competitive and economic conditions;

•	delays in, or uneven timing in the delivery of, customer orders; and

•	the introduction of new products by us or our competitors.

The Company’s planned operating expenditures each quarter are based on sales forecasts for the quarter, however period to period comparisons of our results should not be relied on as indications of future performance.  If sales do not meet expectations in any given quarter, operating results for the quarter may be materially and adversely affected.

IF AND WHEN WE SELL OUR PRODUCTS, WE MAY BE LIABLE FOR PRODUCT LIABILITY CLAIMS.

The chemical coating of wood that we are developing may expose us to potential liability from personal injury or property damage claims by end-users of our products.  There is no assurance that the Company’s product liability insurance will be adequate to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business.  Inability to obtain and maintain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our products.  Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention.  If we are sued for any injury allegedly caused by our future products our liability could exceed our total assets and our ability to pay the liability.

WE DO NOT CARRY ANY BUSINESS INTERRUPTION INSURANCE FOR OUR PRODUCTION FACILITIES OR INSURANCE THAT COVERS THE RISK OF LOSS OF OUR PRODUCTS IN SHIPMENT.

The Company believes that its success and future results of operations will be substantially dependent upon its ability to provide valuable chemical treated wood products to its customers.  As a result, any disruption of the Company’s day-to-day operations could have a material adverse effect upon the Company and any failure of the Company’s management and manufacturing systems, distribution arrangements or communication systems could impair its ability to receive and process customer orders and ship products on a timely basis.  Operation of our facilities involves many risks, including equipment failures, natural disasters, industrial accidents, power outages, labor disturbances and other business interruptions.  We do not carry any business interruption insurance, and there can be no assurance that such insurance coverage, if obtained, would be sufficient to compensate for alleged claims or losses that could occur.  As a result, we may be required to pay for financial and other losses, damages and liabilities, including those caused by natural disasters and other events beyond our control, out of our own funds, which could have a material adverse effect on our business, financial condition and results of operations.  Any system failure that causes an interruption in the production of our products would impair our revenue-generating capabilities, and could damage our reputation and our brand name.

OUR LACK OF PRODUCT AND BUSINESS DIVERSITY COULD INHIBIT OUR ABILITY TO ADAPT OUR BUSINESS TO INDUSTRY CHANGES AND DEVELOPMENTS.

We are currently only engaged in the chemical treatment of wood industry.  Additionally, our efforts to date have been concentrated in the North American market.  This lack of diverse business operations exposes us to significant risks.  Our future success may be dependent upon our success in developing and expanding our areas of concentration and upon the general economic success of the chemically treated wood industry.  In addition, decline in the market demand for our products could have a material adverse effect on our brand, business, results of operations and financial condition.

OUR CONTINUED GROWTH DEPENDS ON RETAINING OUR CURRENT KEY EMPLOYEES, AND WE MAY NOT BE ABLE TO CONTINUE TO DO SO.

Our success is largely dependent upon the efforts and abilities of Steven Conboy, the Chief Executive Officer, President and a director of the Company.  The loss of the services of Mr. Conboy or other members of our senior management may significantly delay or prevent the achievement of product development and other business objectives, and it is possible the Company would not be able to replace them adequately.  Mr. Conboy may resign at any time or we may terminate his employment at any time, and if we lose the services of, or do not successfully recruit adequate replacement personnel, the growth of our business could be substantially impaired.  At present, we do not maintain key person insurance for Mr. Conboy or any of our senior management.

WE MAY NOT BE ABLE TO ATTRACT OR RETAIN QUALIFIED SENIOR PERSONNEL.

We believe we are currently able to manage our current business with our existing management team.  However, as we expand the scope of our operations, we will need to obtain the full-time services of additional senior management and other personnel.  Competition for highly skilled personnel is intense, and there can be no assurance that we will be able to attract or retain qualified senior personnel.  Our failure to do so could have an adverse effect on our ability to implement our business plan.  As we add full-time senior personnel, our overhead expenses for salaries and related items will increase from current levels and, depending upon the number of personnel we hire and their compensation packages, these increases could be substantial.

WE MAY NOT BE ABLE TO SUSTAIN OUR BUSINESS OPERATIONS IF AN EVENT OF DEFAULT OCCURS WITH REGARD TO THE SECURITY AGREEMENT WE ENTERED INTO ON MARCH 26, 2010.

We entered into a Security Agreement on March 26, 2010, whereby we issued convertible notes and warrants to first priority security holders. Should an Event of Default occur, as defined in the Senior Secured Convertible Note Section 4(a), and the first priority security holders foreclose on the notes and demand payment, we do not anticipate having the cash available to pay the holders the holders their amounts due and will be forced to sell off the assets of the Company.

Risks Related to our Management and Structure

WE HAVE NOT IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICT OF INTEREST AND SIMILAR MATTERS.

Current federal securities regulations, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.  Among the corporate governance measures that are generally considered good practice are policies that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics.  While we intend to adopt certain corporate governance measures such as a code of ethics and an established Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee of our board of directors, we presently do not have any independent directors, and Steven Conboy serves as our sole director.  We intend to expand our board membership in future periods to include independent directors.  It is possible that if we were to have independent directors on our board, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  For example, in the absence of Audit, Nominating and Compensation Committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by our sole director, who has an interest in the outcome of the matters being decided.  Prospective investors should bear in mind our current lack of both corporate governance measures and independent directors in formulating their investment decisions.

THERE MAY BE CONFLICTS OF INTEREST BETWEEN OUR MANAGEMENT AND OUR NON-MANAGEMENT STOCKHOLDERS.

Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of other investors.  A conflict of interest may also arise between our management’s personal pecuniary interest and its fiduciary duty to our stockholders, and, because Mr. Conboy serves as the only senior executive and our sole director, there will be no independent analysis of the actions that will be taken by the Company and its Board.  Further, our management’s own pecuniary interest may at some point compromise its fiduciary duty to our stockholders.

THE COMPANY MAY ENGAGE IN NON-ARM’S LENGTH TRANSACTIONS WITH ITS OFFICERS, DIRECTORS AND SHAREHOLDERS.

Transactions and agreements that the Company may execute with its officers, directors and shareholders may not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated parties.  These transactions may not be executed on terms and conditions that are at least as favorable to us as those that could reasonably be obtained in a comparable arm’s-length transaction with a person who is not an affiliate.

OUR MANAGEMENT AND LARGER STOCKHOLDERS EXERCISE SIGNIFICANT CONTROL OVER OUR COMPANY AND MAY APPROVE OR TAKE ACTIONS THAT MAY BE ADVERSE TO YOUR INTERESTS.

As of April 28, 2010, our named executive officers, directors and major stockholders beneficially owned the majority of our voting power.  For the foreseeable future, these stockholders will be able to exercise control over many matters requiring approval by the board of directors or our stockholders.  As a result, they will be able to:

•	control the composition of our board of directors;

•	control our management and policies;

•	determine the outcome of significant corporate transactions, including changes in control that may be beneficial to stockholders; and

•	act in each of their own interests, which may conflict with, or be different from, the interests of each other or the interests of the other stockholders.

Risks Related to our Common Stock

OUR COMMON STOCK IS CLASSIFIED AS PENNY STOCK, AND IT CONTINUES TO BE EXTREMELY ILLIQUID, SO INVESTORS MAY NOT BE ABLE TO SELL AS MUCH STOCK AS THEY WANT AT PREVAILING MARKET PRICES.

Our Common Stock is currently generally classified as a penny stock. Penny stocks generally include equity securities with a price of less than $4.00 that trade on the over-the-counter market. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the securities that are classified as penny stocks. The “penny stock” rules adopted by the Commission under the Exchange Act subject the sale of the shares of penny stock issuers to regulations that impose sales practice requirements on broker-dealers, causing many broker-dealers to not trade penny stocks or to only offer the stocks to sophisticated investors that meet specified net worth or net income criteria identified by the Commission. These regulations contribute to the lack of liquidity of penny stocks.

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS, AS WELL AS THE EXERCISE OF OUR OUTSTANDING WARRANTS ON A CASH OR A CASHLESS BASIS, MAY RESULT IN SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK.

At the time that this registration statement is declared effective by the SEC, a significant number of shares of our Common Stock will be eligible to be immediately sold in the market. Even a perception by the market that Selling Stockholders may sell in large amounts after the registration statement is declared effective could place significant downward pressure on our stock price.

OUR STOCK PRICE AND TRADING VOLUME MAY BE VOLATILE, WHICH COULD RESULT IN LOSSES FOR OUR STOCKHOLDERS.

The equity trading markets may experience periods of volatility, which could result in highly variable and unpredictable pricing of equity securities. The market of our Common Stock could change in ways that may or may not be related to our business, industry or operating performance and financial condition. In addition, the trading volume in our Common Stock may fluctuate and cause significant price variations to occur. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Common Stock include:

•	Actual or anticipated quarterly variations in our operating results;

•	Changes in expectations as to our future financial performance or changes in financial estimates, if any;

•	Announcements relating to our business or the business of our competitors;

•	Conditions generally affecting the crumb rubber industry;

•	The success of our operating strategy; and

•	The operating and stock performance of other comparable companies.

Many of these factors are beyond our control, and we cannot predict their potential effects on the price of our Common Stock.  If the market price of our Common Stock declines significantly, you may be unable to resell your shares of Common Stock at or above the price you acquired those shares.  We cannot assure you that the market price of our Common Stock will not fluctuate or decline significantly.

FINRA SALES PRACTICE REQUIREMENTS LIMIT A STOCKHOLDERS’ ABILITY TO BUY AND SELL OUR STOCK

The Financial Industry Regulatory Authority, Inc. (FINRA) has adopted rules which require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which has the effect of reducing the level of trading activity and liquidity of our Common Stock.  Further, many brokers charge higher transactional fees for penny stock transactions.  As a result, fewer broker-dealers are willing to make a market in our Common Stock, reducing a stockholders’ ability to resell shares of our Common Stock.

LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings, and to the best of its knowledge, no such proceedings by or against the Company have been initiated.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the shares of our common stock by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

We are not selling any common stock in this offering.  We anticipate that the Selling Stockholders will offer the Shares for sale at prevailing market prices on the OTC Bulletin Board on the date of such sale.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders in connection with the offer and sale by the selling stockholders of common stock currently issued and outstanding.

However, the shares of common stock underlying the Notes and Warrants , including the placement agent warrants are also being registered pursuant to this registration statement. Such shares are not currently issued and outstanding. If any of the Notes, Warrants or placement agent warrants are converted or exercised, our stockholders may experience a reduction in their ownership interest in the Company.

SELLING SECURITY HOLDERS

The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the notes and exercise of the warrants. For additional information regarding the issuance of the notes and the warrants, see “Warrants and Convertible Notes” below. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the notes and the warrants issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, notes and warrants, as of March 26, 2010, assuming conversion of the notes and exercise of the warrants held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.

    The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the notes set forth therein or (ii) exercise of the warrants set forth therein.

    In accordance with the terms of a registration rights agreement with the holders of the notes and the warrants, this prospectus generally covers the resale of 133% of the sum of (i) the maximum number of shares of common stock issuable upon conversion of the notes and (ii) the maximum number of shares of common stock issuable upon exercise of the warrants, in each case, determined as if the outstanding notes and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the notes and the warrants, a selling stockholder may not convert the notes or exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.9%. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

Name of Selling Shareholder	Number of Shares of Common Stock Owned Prior to Offering (A)	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (B)	Number of Shares of Common Stock of Owned After Offering	Percentage of Shares of Common Stock Owned After Offering
Iroquois Master Fund Ltd. (1)	13,300,000 (12)	3,325,000 (23)	-	-
Hudson Bay Fund, LP (2)	5,453,000 (13)	1,363,250 (24)	-	-
Hudson Bay Overseas Fund, Ltd. (3)	7,847,000 (14)	1,961,750 (25)	-	-
Alpha Capital Anstalt (4)	6,650,000 (15)	1,662,500 (26)	-	-
Chardan Capital Markets, LLC* (5)	1,117,200 (16)	0 (27)	-	-
Chardan SPAC Asset Management, Ltd. *(6)	3,138,800 (17)	784,700 (28)	-	-
Joseph Reda (7)	1,995,000 (18)	266,000 (29)	-	-
Jonathan Schechter (8)	1,197,000 (19)	146,300 (30)	-	-
Adam Selkin (9)	266,000(20)	33,250 (31)	-	-
Kerry Propper (10)	1,064,000 (21)	266,000 (32)	-	-
Jonas Grossman (11)	665,000 (22)	166,250 (33)	-	-

* Selling Shareholder is a broker-dealer, or an affiliate of a broker-dealer. None of the securities received by a broker-dealer, or an affiliate of a broker dealer, are compensation for underwriting activities.

(A) Includes shares of Common Stock underlying warrants and/or notes held by the Selling Stockholder that are covered by this prospectus, including any convertible securities that, due to contractual restrictions, may not be exercisable if such exercise would result in beneficial ownership greater than 4.9% .

(B) In accordance with the terms of a registration rights agreement with the holders of the notes and the warrants, the number of shares of common stock to be sold by each Selling Stockholder under this prospectus generally covers the resale of 133 % of the sum of (i) the maximum number of shares of common stock issuable upon conversion of the notes and (ii) the maximum number of shares of common stock issuable upon exercise of the warrants, in each case, determined as if the outstanding notes and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein) as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. See “Description of Securities to be Registered - Warrants and Convertible Notes.”

(1)  Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund Ltd. (“Iroquois Master Fund”) and consequently has voting control and investment discretion over securities held by Iroquois Master Fund. Each of Joshua Silverman and Richard Abbe may be deemed to have voting control and investment discretion over securities held by Iroquois Master Fund.  As a result of the foregoing, each of Iroquois Capital, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Master Fund.

(2)  Sander Gerber has voting and investment power over these securities.  Sander Gerber disclaims beneficial ownership over the securities held by Hudson Bay Fund LP.  Hudson Bay Fund LP acquired these securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreement, plans or understandings, directly or indirectly to distribute the securities.

(3) Sander Gerber has voting and investment power over these securities.  Sander Gerber disclaims beneficial ownership over the securities held by Hudson Bay Overseas Fund Ltd.  Hudson Bay Overseas Fund Ltd. acquired these securities offered for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreement, plans or understandings, directly or indirectly to distribute the securities.

(4)  Konrad Ackermann has voting and investment control over the shares held by Alpha Capital Anstalt.

(5)  Kerry Propper has voting and investment control over the shares held by Chardan Capital Markets, LLC.   Chardan Capital Markets, LLC is a registered broker-dealer.  See Plan of Distribution for additional disclosure.

(6)  Kerry Propper has voting and investment control over the shares held by Chardan SPAC Asset Management, Ltd.

(7)  Joseph Reda is an affiliate of Chardan Capital Markets, LLC, a registered broker-dealer.  See Plan of Distribution for additional disclosure.

(8)  Jonathan Schechter is an affiliate of Chardan Capital Markets, LLC, a registered broker-dealer.  See Plan of Distribution for additional disclosure.

(9)  Adam Selkin is an affiliate of Chardan Capital Markets, LLC, a registered broker-dealer.  See Plan of Distribution for additional disclosure.

(10)  Kerry Propper is an affiliate of Chardan Capital Markets, LLC, a registered broker-dealer.  See Plan of Distribution for additional disclosure.

(11)  Jonas Grossman is an affiliate of Chardan Capital Markets, LLC, a registered broker-dealer.  See Plan of Distribution for additional disclosure.

(12)    The shares owned prior to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $500,000, with a conversion price of $.40; (ii) 1,250,000 shares of Common Stock underlying the Series A Warrant; (iii) 1,250,000 shares of Common Stock underlying the Series B Warrant; (iv) 1,250,000 shares of Common Stock underlying the Series C Warrant; (v) 1,250,000 shares of Common Stock underlying a convertible note that is issuable upon the exercise of the Series D Warrant; (vi) 1,250,000 shares of Common Stock underlying the Series E Warrant; (vii) 1,250,000 shares of Common Stock underlying the Series F Warrant; and (viii) 1,250,000 shares of Common Stock underlying the Series G Warrant.

(13) The shares owned prior to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $205,000, with a conversion price of $.40; (ii) 512,500 shares of Common Stock underlying the Series A Warrant; (iii) 512,500 shares of Common Stock underlying the Series B Warrant; (iv) 512,500 shares of Common Stock underlying the Series C Warrant; (v) 512,500 shares of Common Stock underlying a convertible note that is issuable upon the exercise of the Series D Warrant; (vi) 512,500 shares of Common Stock underlying the Series E Warrant; (vii) 512,500 shares of Common Stock underlying the Series F Warrant; and (viii) 512,500 shares of Common Stock underlying the Series G Warrant.

(14) The shares owned prior to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $295,000, with a conversion price of $.40; (ii) 737,500 shares of Common Stock underlying the Series A Warrant; (iii) 737,500 shares of Common Stock underlying the Series B Warrant; (iv) 737,500 shares of Common Stock underlying the Series C Warrant; (v) 737,500 shares of Common Stock underlying a convertible note that is issuable upon the exercise of the Series D Warrant; (vi) 737,500 shares of Common Stock underlying the Series E Warrant; (vii) 737,500 shares of Common Stock underlying the Series F Warrant; and (viii) 693,139 shares of Common Stock underlying the Series G Warrant.

(15) The shares owned prior to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $250,000, with a conversion price of $.40; (ii) 625,000 shares of Common Stock underlying the Series A Warrant; (iii) 625,000 shares of Common Stock underlying the Series B Warrant; (iv) 625,000 shares of Common Stock underlying the Series C Warrant; (v) 625,000 shares of Common Stock underlying a convertible note that is issuable upon the exercise of the Series D Warrant; (vi) 625,000 shares of Common Stock underlying the Series E Warrant; (vii) 625,000 shares of Common Stock underlying the Series F Warrant; and (viii) 625,000 shares of Common Stock underlying the Series G Warrant.

(16) The shares owned prior to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amounts of $44,925, with a conversion price of $.40; (ii) 112,312 shares of Common Stock underlying the Series A Warrant; (iii) 112,312 shares of Common Stock underlying the Series B Warrant; (iv) 112,312 shares of Common Stock underlying the Series C Warrant; (v) 112,312 shares of Common Stock underlying a convertible note that is issuable upon the exercise of the Series D Warrant; (vi) 112,312 shares of Common Stock underlying the Series E Warrant; (vii) 112,312 shares of Common Stock underlying the Series F Warrant; and (viii) 112,312 shares of Common Stock underlying the Series G Warrant.

(17) The shares owned prior to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $42,000, with a conversion price of $.40; (ii) 105,000 shares of Common Stock underlying the Series A Warrant; (iii) 105,000 shares of Common Stock underlying the Series B Warrant; (iv) 105,000 shares of Common Stock underlying the Series C Warrant; (v) 105,000 shares of Common Stock underlying a convertible note that is issuable upon the exercise of the Series D Warrant; (vi) 105,000 shares of Common Stock underlying the Series E Warrant; (vii) 105,000 shares of Common Stock underlying the Series F Warrant; and (viii) 105,000 shares of Common Stock underlying the Series G Warrant.

(18) The shares owned prior to this prospectus include 133% of the following securities: (i) shares underlying two Convertible Note in the amounts of $40,000, and $35,000, each with a conversion price of $.40; (ii) 187,500 shares of Common Stock underlying the Series A Warrants; (iii) 187,500 shares of Common Stock underlying the Series B Warrants; (iv) 187,500 shares of Common Stock underlying the Series C Warrants; (v) 187,500 shares of Common Stock underlying a convertible note that is issuable upon the exercise of the Series D Warrants; (vi) 187,500 shares of Common Stock underlying the Series E Warrants; (vii) 187,500 shares of Common Stock underlying the Series F Warrants; and (viii) 187,500 shares of Common Stock underlying the Series G Warrants.

(19) The shares owned prior to this prospectus include 133% of the following securities: (i) shares underlying two Convertible Notes in the amounts of $22,000 and $55,000, each with a conversion price of $.40; (ii) 112,500 shares of Common Stock underlying the Series A Warrants; (iii) 112,500 shares of Common Stock underlying the Series B Warrants; (iv) 112,500 shares of Common Stock underlying the Series C Warrants; (v) 112,500 shares of Common Stock underlying a convertible note that is issuable upon the exercise of the Series D Warrants; (vi) 112,500 shares of Common Stock underlying the Series E Warrants; (vii) 112,500 shares of Common Stock underlying the Series F Warrants; and (viii) 112,500 shares of Common Stock underlying the Series G Warrants.

(20) The shares owned prior to this prospectus include 133% of the following securities: (i) shares underlying two Convertible Note in the amounts of $5,000, and $5,000, each with a conversion price of $.40; (ii) 25,000 shares of Common Stock underlying the Series A Warrants; (iii) 25,000 shares of Common Stock underlying the Series B Warrants; (iv) 25,000 shares of Common Stock underlying the Series C Warrants; (v) 25,000 shares of Common Stock underlying a convertible note that is issuable upon the exercise of the Series D Warrants; (vi) 25,000 shares of Common Stock underlying the Series E Warrants; (vii) 25,000 shares of Common Stock underlying the Series F Warrants; and (viii) 25,000 shares of Common Stock underlying the Series G Warrants.

(21) The shares owned prior to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $40,000, with a conversion price of $.40; (ii) 100,000 shares of Common Stock underlying the Series A Warrant; (iii) 100,000 shares of Common Stock underlying the Series B Warrant; (iv) 100,000 shares of Common Stock underlying the Series C Warrant; (v) 100,000 shares of Common Stock underlying a convertible note that is issuable upon the exercise of the Series D Warrant; (vi) 100,000 shares of Common Stock underlying the Series E Warrant; (vii) 100,000 shares of Common Stock underlying the Series F Warrant; and (viii) 100,000 shares of Common Stock underlying the Series G Warrant.

(22) The shares owned prior to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $23,496, with a conversion price of $.40; (ii) 58,751 shares of Common Stock underlying the Series A Warrant; (iii) 58,751 shares of Common Stock underlying the Series B Warrant; (iv) 58,751 shares of Common Stock underlying the Series C Warrant; (v) 58,751 shares of Common Stock underlying a convertible note that is issuable upon the exercise of the Series D Warrant; (vi) 58,751 shares of Common Stock underlying the Series E Warrant; (vii) 58,751 shares of Common Stock underlying the Series F Warrant; and (viii) 58,751 shares of Common Stock underlying the Series G Warrant.

(23)   The shares being sold pursuant to this prospectus include 133 % of the following securities: (i) shares underlying a Convertible Note in the amount of $500,000 with a conversion price of $0.40; (ii) 1,250,000 shares of Common Stock underlying the Series D Warrant;

(24)   The shares being sold pursuant to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $205,000 with a conversion price of $0.40; (ii) 512,500 shares of Common Stock underlying the Series D Warrant.

(25)   The shares being sold pursuant to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $295,000 with a conversion price of $0.40; (ii) 737,500 shares of Common Stock underlying the Series D Warrant.

(26)   The shares being sold pursuant to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $250,000 with a conversion price of $0.40; (ii) 625,000 shares of Common Stock underlying the Series D Warrant.

(27)    There are no shares being sold pursuant to this prospectus.

(28)   The shares being sold pursuant to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $118,000 with a conversion price of $0.40; (ii) 295,000 shares of Common Stock underlying the Series D Warrant.

(29)   The shares being sold pursuant to this prospectus include (A) 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $40,000 with a conversion price of $0.40; (ii) 100,000 shares of Common Stock underlying the Series D Warrant.

(30)   The shares being sold pursuant to this prospectus include (A) 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $22,000 with a conversion price of $0.40; (ii) 55,000 shares of Common Stock underlying the Series D Warrant.

(31)   The shares being sold pursuant to this prospectus include (A) 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $5,000 with a conversion price of $0.40; (ii) 12,500 shares of Common Stock underlying the Series D Warrant.

(32)   The shares being sold pursuant to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $40,000 with a conversion price of $0.40; (ii) 100,000 shares of Common Stock underlying the Series D Warrant.

(33)   The shares being sold pursuant to this prospectus include 133% of the following securities: (i) shares underlying a Convertible Note in the amount of $25,000 with a conversion price of $0.40; (ii) 62,500 shares of Common Stock underlying the Series D Warrant.

* Other than as disclosed above, none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon conversion of the notes and exercise of the warrants to permit the resale of these shares of common stock by the holders of the notes and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales made after the date the Registration Statement is declared effective by the SEC;

•	agreements between broker-dealers and any of the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Based upon information obtained from the selling shareholders, none of the selling shareholders have an existing short position in the Company.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

    Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

    Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $30,000  in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary of our Capital Stock, Amended and Restated Articles of Incorporation and the Bylaws is qualified in its entirety by reference to the provisions of applicable law and to the complete terms of our capital stock contained in our Amended and Restated Articles of Incorporation.

Common Stock

We have 100,000,000 shares of Common Stock, $0.001 par value, authorized by our Amended and Restated Articles of Incorporation.  The holders of the Common Stock are entitled to one vote per share on each matter submitted to a vote at any meeting of stockholders.  Shares of Common Stock do not carry cumulative voting rights, and therefore, a majority of the shares of outstanding Common Stock may elect the entire Board of Directors; if they do so, minority stockholders would not be able to elect any persons to the Board of Directors.  Our Bylaws provide that a majority of our issued and outstanding shares shall constitute a quorum for stockholders meetings except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

The following table provides detail regarding the payments the Company is required to make to any selling shareholder, any affiliate of a selling shareholder, or any person with whom any selling shareholder has a contractual relationship regarding the transaction, in cash or common stock. The selling shareholders are paid quarterly at 8% per annum on the unpaid portion of the principal amount on each Interest Date unless there is an Event of Default. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate shall automatically be increased to eighteen percent 18% per annum. The terms of the Note do not provide for liquidated damages, rather the only recourse to the selling shareholder is to accelerate the Note.

	Amount Invested	Interest Due June 26, 2010 (1)	Interest Due June 26, 2010 (2)	Interest Due September 26, 2010 (1)	Interest Due September 26, 2010 (2)	Interest Due December 26, 2010 (1)	Interest Due December 26, 2010 (2)	Interest Due March 26, 2011 (1)	Interest Due March 26, 2011 (2)
Iroquois Master Fund Ltd.	$500,000	$10,000.00	$22,500	$8,444.44	$19,000.00	$5,277.78	$11,875.00	$2,111.11	$4,750.00
Hudson Bay Fund, LP	$205,000	$4,100.00	$9,225	$3,462.22	$7,790.00	$2,163.89	$4,868.75	$865.56	$1,947.50
Hudson Bay Overseas Fund, Ltd.	$295,000	$5,900.00	$13,275	$4,982.22	$11,210.00	$3,113.89	$7,006.25	$1,245.56	$2,802.50
Alpha Capital Anstalt	$250,000	$5,000.00	$11,250	$4,222.22	$9,500.00	$2,638.89	$5,937.50	$1,055.56	$2,375.00
Chardan SPAC Asset Management, LLC	$118,000	$2,360.00	$5,310	$1,992.89	$4,484.00	$1,245.56	$2,802.50	$498.22	$1,121.00
Joseph Reda	$40,000	$800.00	$1,800	$675.56	$1,520.00	$422.22	$950.00	$168.89	$380.00
Jonathan Schechter	$22,000	$440.00	$990	$371.56	$836.00	$232.22	$522.50	$92.89	$209.00
Adam Selkin	$5,000	$100.00	$225	$84.44	$190.00	$52.78	$118.75	$21.11	$47.50
Kerry Propper	$40,000	$800.00	$1,800	$675.56	$1,520.00	$422.22	$950.00	$168.89	$380.00
Jonas Grossman	$25,000	$500.00	$1,125	$422.22	$950.00	$263.89	$593.75	$105.56	$237.50
Iroquois Master Fund Ltd.	$500,000	$10,000.00	$22,500	$8,444.44	$19,000.00	$5,277.78	$11,875.00	$2,111.11	$4,750.00

(1)	– The Amount of interest due and payable by the Company each quarter at 8%. This table assumes that each payment is made on a timely basis.

(2)
– The Amount of interest due and payable by the Company each quarter at 18% if an Event of Default occurs. This table assumes that each payment is made on a timely basis and does not compound interest on a quarterly basis.

The Company does not believe that it will have the ability to make cash payments on the notes rather, the note will be paid with converted registered shares.

Our stockholders have no preemptive rights to acquire additional shares of Common Stock or other securities.  The Common Stock is not subject to redemption and carries no subscription or conversion rights.  In the event of liquidation of the Company, the shares of Common Stock are entitled to share equally in corporate assets after satisfaction of all liabilities.  Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends.  We seek growth and expansion of our business through the reinvestment of profits, if any, and do not anticipate that we will pay dividends in the foreseeable future.

The Board of Directors has the authority to issue the authorized but unissued shares of Common Stock without action by the stockholders.  The issuance of such shares would reduce the percentage ownership held by existing stockholders and may dilute the book value of their shares.

There are no provisions in our Bylaws or Amended and Restated Articles of Incorporation of the Company which would delay, defer or prevent a change in control of the Company.

Warrants and Convertible Notes

On March 26, 2010, we entered into a Securities Purchase Agreement and related agreements pursuant to which we issued 8% Secured Convertible Notes (the “Notes”), Series A Warrants to purchase 1,250,000 shares of the Company's common stock, Series B Warrants to purchase 1,250,000 shares of the Company's common stock, Series C Warrants to purchase 1,250,000 shares of the Company's common stock, Series D Warrants to purchase 1,250,000 shares of the Company's common stock, Series E Warrants to purchase 1,250,000 shares of the Company's common stock, Series F Warrants to purchase 1,250,000 shares of the Company's common stock and Series G Warrants to purchase 1,250,000 shares of the Company's common stock (the Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants,  Series E Warrants,  Series F Warrants and Series G Warrants are referred to herein as the “Warrants”) for an aggregate purchase price of $1,500,000 in a private placement (the “Private Placement”).  This prospectus is being delivered in connection with the resale of shares of our common stock issuable upon the conversion of the Notes, as payment of principal and accrued interest thereon, (the Notes are initially convertible into 3,750,000 shares of common stock), and upon the exercise of the Warrants (initially exercisable for 4,987,500 shares of common stock) issued in connection with the Private Placement.

The Notes were issued March 26, 2010 pursuant to the Securities Purchase Agreement among our Company and the Selling Stockholders.  The principal purposes of the Private Placement was for the purchase of equipment to produce environmentally friendly lumber, site work and working capital.  The Private Placement resulted in gross proceeds to us of $1,500,000 before placement agent fees and other expenses associated with the transaction.

The Notes mature on March 26, 2011 and bear interest at an annual rate of 8% payable quarterly in, at the Company's option, cash or, subject to the satisfaction of certain customary conditions, registered shares of our common stock.  The Notes amortize over a period equal to nine months and thus result in ten payments to the Selling Stockholders. On each Installment Date (as defined in the Senior Secured Convertible Note dated March 26, 2010), the Company will pay to each Holder an amount equal to the Installment Amount (as defined in the Senior Secured Convertible Note dated March 26, 2010) due on such Installment Date. Other than as specifically permitted by the Notes, the Company may not prepay any portion of the outstanding Principal, accrued and unpaid interest or accrued and unpaid Late Charges (as defined in the Senior Secured Convertible Note dated March 26, 2010) on Principal and Interest, if any. Interest on the Note commences accruing on the Issuance Date, accrues daily at the Interest Rate on the outstanding Principal amount from time to time, shall be computed on the basis of a 360-day year (as defined in the Security Agreement dated March 26, 2010) comprised of twelve (12) thirty (30) day months, compound each calendar quarter and is in arrears for each calendar quarter on the first Installment Date immediately following the end of such calendar quarter during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”), with the first Interest Date being July 26, 2010. Interest is payable to the record holder of this Note on each Interest Date as part of the applicable Installment Amount due on the applicable Interest Date. From and after the occurrence and during the continuance of any Event of Default, the Interest Rate is automatically increased to eighteen percent (18%).

In addition, at the option of the holder of each Note, all or any part of the principal amount outstanding under each Note is convertible at any time and from time to time into shares of our common stock at an initial conversion price of $0.40 per share, subject to certain exercise limitations based on beneficial ownership levels.  However, the conversion price may be reduced if we issue securities at a price per share less than the conversion price of the Notes then in effect. It is our intent that the notes will be repaid with converted registered securities and not with cash.

Each Note lists certain “Events of Default,” which include, without limitation, any default in the payment of principal of, interest on or other charges in respect of the Notes as and when they become due and payable, and our failure to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of the Notes, the Securities Purchase Agreement, the Security Agreement or the Registration Rights Agreement.  Upon the occurrence of an Event of Default, the holder may require us to redeem all or any portion of a Note by delivering written notice to us at a default redemption price as calculated pursuant to certain formulas set forth in the Note.  In the event of a partial redemption, the principal amount redeemed shall be deducted from the installment amounts relating to the applicable installment date(s) as set forth in the notice of default and redemption.

The Warrants issued to the Selling Stockholders in the Private Placement include the following:

▪
Series A Warrants, which are exercisable for a period of 5 years into 100% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series A Warrants being exercisable into 4,012,500 shares immediately upon issuance;

▪
Series B Warrants, which are exercisable for a period of 5 years into 100% of the shares of our common stock initially issuable upon conversion of the Notes, with the Series B Warrants being exercisable into 4,012,500 shares immediately upon issuance; and

▪
Series C Warrants, which are exercisable for a period of 5 years into 100% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series C Warrants being exercisable into 4,012,500 shares immediately upon issuance.

▪
Series D Warrants, which are exercisable for a period of the earlier of: (i) the six (6) month anniversary of the Securities Purchase Agreement dated March 26, 2010 and (ii) the eighteenth (18th) month anniversary of the Issuance Date which is also March 26, 2010 into 100% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series D Warrants being exercisable into 4,012,500 shares immediately upon issuance.

▪
Series E Warrants, which are exercisable for a period of 5 years into 100% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series E Warrants being exercisable into 4,012,5000 shares immediately upon issuance.

▪
Series F Warrants, which are exercisable for a period of 5 years into 100% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series F Warrants being exercisable into 4,012,500 shares immediately upon issuance.

▪
Series G Warrants, which are exercisable for a period of 5 years into 100% of the number of shares of our common stock initially issuable upon conversion of the Notes, with the Series G Warrants being exercisable into 4,012,500 shares immediately upon issuance.

The initial exercise price of each Series A Warrant will be the same as the initial conversion price under the Notes ($0.40 per share).  The initial exercise price of each Series B Warrant is $0.50 per share which is 125% of the initial conversion price under the Notes.  The initial exercise price of each Series C Warrant is $0.60 per share which is 150% of the initial conversion price under the Notes.  The initial exercise price of each Series D Warrant will be the same as the initial conversion price under the Notes ($0.40 per share).  Upon exercise of the Series D Warrant, the Holder is granted a Senior Secured Note equal to the amount of the investment and Series E through G Warrants. The initial exercise price of each Series E Warrant will be the same as the initial conversion price under the Notes ($0.40 per share).  The initial exercise price of each Series F Warrant is $0.50 per share which is 125% of the initial conversion price under the Notes.  The initial exercise price of each Series G Warrant is $0.60 per share which is 150% of the initial conversion price under the Notes.  Like the conversion price of the Notes, the exercise price of the Warrants is subject to a full-ratchet adjustment upon the occurrence of certain events, including our issuance of securities at a price per share less than the exercise price then in effect.  If we issue shares of common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance.

In connection with the Private Placement, we entered into a Registration Rights Agreement with the Selling Stockholders under which we are required, on or before April 26, 2010, to file a registration statement with the SEC covering the resale of the shares of our common stock issuable pursuant to the Notes and Warrants, including as payment of principal and interest on the Notes, and to use our best efforts to have the registration statement declared effective at the earliest date, but in no event later than 90 days after March 26, 2010 if there is no SEC review of the registration statement, or 120 days after March 26, 2010 if there is an SEC review.  The Registration Rights Agreement provides for certain monetary penalties if the registration statement is not filed or does not become effective on a timely basis.

In connection with the Private Placement, we entered into a Security Agreement with the Selling Stockholders under which the holders of the notes and warrants, the Company unconditionally grants, assigns, and pledges to each Secured Party a separate, continuing security interest in all assets of the Company (other than Real Property) whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”).

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transhare Corp, 5105 DTC Parkway, Suite 325, Greenwood Village, CO, 80111. They can be reached by telephone at (303) 662-1112.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP. Anslow & Jaclin, LLP does not currently own any shares of the Company’s common stock.

DESCRIPTION OF BUSINESS AND PROPERTIES

Overview

EcoBlu Products, Inc. (formerly N8 Concepts, Inc.) (the “Company” or “EcoBlu”) was incorporated in the state of Colorado on March 21, 2007. In September 2009, the Company discontinued its plan to market its apparel lines in consideration for the upcoming acquisition of with EcoBlu Products, Inc. of Nevada (“ECOBLU”). In anticipation of the acquisition of ECOBLU, the Company changed its name from N8 Concepts, Inc. to EcoBlu Products, Inc. On October 7, 2009, the Company entered into an Agreement and Plan of Merger with ECOBLU.

In March 2009, the Company affected a ten-for-one forward split of its common stock. All share and per share information has been retroactively adjusted to reflect the forward stock split.

On October 7, 2009, the Company entered into an Agreement and Plan of Merger with ECOBLU. Upon completion of the acquisition and subject to the provisions of the Colorado Corporations Code; ECOBLU merged with and into the Company. The transaction was treated as a reverse acquisition, whereby the business of the Company ceased and the business and ECOBLU continued.

On October 19, 2009, the Company completed the Agreement and Plan of Merger with EcoBlu Products, Inc., a Nevada corporation.

The Company holds a license to BLUWOOD™ and additional marks, comprising a non-toxic, environmentally friendly wood coating chemicals. This license allows EcoBlu to blend chemicals, provide coating services and sell its own line of coated lumber and engineered wood products to the construction industry and the do-it-yourself market. EcoBlu also has a license for a non-toxic flame retardant coating called AF-21, developed by Megola, Inc. When both formulas are applied to wood products, it protects against mold, rot, decay, wood ingesting insects including termites, and fire. The flame retardant coating called AF-21is licensed for the United States. The Bluwood license is for exclusive distribution rights in various territories in the western United States and portions of Canada. The family of EcoBlu products includes dimensional lumber, joists, beams, rim board, sheathing and trim.

Wood components and engineered wood products will be manufactured and coated at the mill and distribution facilities for distribution throughout the United States and for export. These facilities will utilize our custom coating and processing equipment under lease agreement.

In order to stimulate rapid adoption of these coatings, EcoBlu will offer production and custom builders a comprehensive value package of coatings, lumber, engineered wood products and supporting engineering services related to design with our products within a value added price range competitive of typical uncoated lumber. Further, EcoBlu will offer an unprecedented limited lifetime warranty for its coated lumber and engineered wood products.

The EcoBlu system of coatings is non-toxic and remains chemically stable over time. The coatings do not emit volatile organic compounds (VOCs), do not leech heavy metals or toxins into groundwater, and do not allow for the growth and propagation of black molds that threaten occupant indoor air quality. The coatings are safe to handle in both their liquid and dry form. More importantly, EcoBlu coatings prevent the degradation of structural lumber that requires existing homes to be periodically rebuilt due to rot or insect damage. Trees and other resources are saved or put to better use elsewhere.

The Company intends to enter the market as an integrated marketer of coated lumber and engineered wood products that are warranted to be free of mold, rot, decay, infestation by insects and fire for the lifetime of the structure. The Company will offer all of the protection that the licensed chemistries provides in one product.

Products

EcoBlu will commence operation as a marketer of coated lumber and engineered wood products in two primary markets: (i) builders; and (ii) do-it-yourself retailers. In so doing, the Company will operate the following profit centers:

-	Chemical manufacturer & marketer;
-	Wood coating facility;
-	Lumber distribution enterprise;
-	Engineered wood products manufacturer;
-	Cut-and-pack builders’ lumberyard.

The EcoBlu product line includes dimensional lumber, wall and floor panels, I-joists, GluLam Beams, LVL beams, truss lumber and trim. These products will be coated at the mill or distributor with our proprietary formula and coating machines.

By supporting and providing value added lumber materials direct from the distributors and manufacturer, EcoBlu can create a compelling value package. This package is offered to builders, and provides the protection of EcoBlu coatings at a price that compares favorably to raw, untreated wood.

EcoBlu has recently administrative offices in Vista, California which also include showroom facilities which will be developed to showcase applications for our products. The Company has also recently opened an office in Prosper, Texas that includes warehouse space and coating facilities as well as expansion space for administrative offices.

Markets

EcoBlu will launch its coated lumber and engineered wood products (EWP) to builders and retailers in Southern California and Northeast Texas (greater Dallas) markets – those expected to rebound more quickly as the economy recovers.

Roughly 25,800 new housing units will be built during 2009 in Southern California metro areas alone, and approximately 21,000 new units will be built in the Dallas/Ft. Worth/Arlington area of Texas for a total of 46,800 new builds. This is a sufficient number of homes to generate a viable market opportunity for launching EcoBlu products, new building codes notwithstanding. Information provided from NAHB (National Association of Home Builders) and CIRB (Construction Industry Research Board)

In these same markets, new housing starts correlate to remodeling/repair (R&R) activities, where R&R conservatively represents one-third the value of new housing. This market is addressed through retailers such as Lowe’s, Home Depot and local building supply stores.

Market Opportunity

Coated or treated lumber and wood products generated about $6 billion in sales, even in a down year like 2008. Prospects are that revenues will rebound into the $11 billion range by end of year 2010, and likely much higher because of new building codes. Information provided from NAHB (National Association of Home Builders) and CIRB (Construction Industry Research Board)

Growth can occur by several means, some occurring simultaneously

•	EcoBlu increases the number and size of supplied projects with large production builders, emanating from its core markets in southern California and the greater Dallas/Northeast Texas area
•	EcoBlu licenses additional lumber distributors or yards to apply EcoBlu coatings to raw lumber, and resell EcoBlu coated and EcoBlu manufactured engineered wood products.
•	EcoBlu sets up and leases its coating equipment on-site at large lumber producers or mills in the Pacific Northwest, Canada and Southeast US
•	EcoBlu leases its coatings chemistry and coating machinery to facilities in Central and South America, the Caribbean, Europe, Africa and Asia

Each of these scenarios has its own potential risks and rewards. The Company will be guided by its results in the California and Texas launch markets. If there is interest from larger distributors, producers or wood product manufacturers, then a careful analysis will help chart the course to expanded chemical sales and licensing operations. If consumer demand picks up and production builders are willing to pay a premium for the dimensional lumber and engineered wood products, the Company may expand its EWP operations across the country.

To leverage its marketing dollars, the Company will initially publicize its sales to builders in the two launch markets, and work directly with those builders to develop a high profile for coated lumber and EWP. This will be in the form of advertising, on-site marketing materials, an elaborate ‘home warranty’ registration process and other means to raise the perceived value and brand recognition of EcoBlu products and even command a price premium for homes constructed using EcoBlu products.

This would include LEEDS and Green certifications, should the builder apply for such certifications. High-end custom home builders will be approached in both launch markets and provided materials they can present to their customers, as well as assistance in applying for various certifications, grants and credits.

The Company will also begin to explore relationships with big-box retailers.

Competitive Advantages

EcoBlu products have a distinct advantage over non-treated lumber products in that it resists mold, rot, decay, termites and fire. Beyond those clear advantages, EcoBlu products have environmental implications as well.

Termite infestation, mold and wood rot:

•	Wood must be removed and disposed of in a local landfill
•	New trees must be sacrificed to save an existing structure
•	Fumigation only recourse for termites, the process is dirty and toxic to the atmosphere
•	Mold can cause serious health problems and contribute to unhealthy interior air environments

Fire inhibitor:

•	Reduce the risk of losing homes and commercial properties to fire
•	Protect life and property

Coating technology:

•	Bluwood technology is topically applied to all wood members which provides a lower cost treatment
•	Prior industry methods of incising or pressure treatment modify structural values
•	Lower cost application technology provides for lower cost end use product

It is our belief, based upon our experience in the eco-friendly construction industry, that the use of EcoBlu products coated with BLUWOOD™ technology will increase the sustainability of our forest by creating a life-long wood product that will never have to be replaced thus reducing consumption.

California is leading the country in local building codes that demand new, tougher standards for termite infestation, mold, fire and seismic activity. California’s proposed fire safety codes for engineered wood joists will create new demand for fire-retardant coatings. A fungus/mold standard is also being developed. Other states quickly follow California’s lead. EcoBlu will offer mold, rot, fire and insect protection, representing a great value to builders and homeowners .

Homeowners, faced with the prospect of rebuilding all or part of their home, know firsthand how devastating this can be even if insurance pays for most of the repair.

A home riddled with termite damage or dry rot is an impending calamity during an earthquake, tornado or hurricane, as it is no longer structurally sound .

Growth Opportunities

Dimensional (framing) lumber, and engineered wood products (EWP) such as floor joists, laminated wood beams, roof trusses, rim board and structural panels will represent $18 billion in economic activity when the housing market recovers sometime in 2010. Even in today’s depressed market, the industry will still post numbers exceeding $11 billion for all of the 2009. Information provided from NAHB (National Association of Home Builders) and CIRB (Construction Industry Research Board).

By introducing EcoBlu coatings and coated products into southern California and Northeast Texas, the Company hopes to grab market share in two large geographic markets expected to recover more quickly.

Competition

EcoBlu coatings and coated wood products are positioned to capture significant market share in the coated/treated wood market. This is a mature market with large established biocide and chemical manufacturers, functionally equivalent technologies and fierce competition. However, EcoBlu appears to have a unique product with a combination mold, rot, decay, termite and fire retardant coating that satisfies the proposed AC 405 & AC362. In addition AC62, AC66, ASTM D3273, ASTM D1633, ASTM E1294, ASTM G5377, AWPA STD E1-97 and AWPA E10-01 national code requirements and meets HUD standards for above ground structural and sheathing wood components.

It is likely that competitors will field their own offerings, and a few already exist in partial or equivalent form, such as FrameGuard offered by Arch Chemical and Nature Wood offered by Osmose, Inc. However, these are chemical companies that sell to independent treaters and lumberyards. They cannot provide an integrated construction package as described herein and therefore provide value pricing to the builder. For the foreseeable future, the integrated construction value package approach will be an EcoBlu competitive advantage.

Employees

As of April 30, 2010 EcoBlu had three full time employees.  Mr. Conboy who is also a Director, Mr. Vuozzo, our General Manager and Secretary. On April 30, 2010, we hired Mr. Rod H. McKinely to serve as the Chief Financial Officer. We anticipate that we will hire additional key staff as operations develop in areas of Chief Operating Officer, Vice President Sales and Marketing; research and development, administration/accounting, business development, operations and sales/marketing.

Material Contract and Agreements

Purchase, Distribution & Services Agreement

On July 26, 2009, the Company entered into an AF21 Product, Purchase, Sales, Distribution & Service Agreement, (the “Agreement”), with Megola, Inc., the owner of technical data and intellectual property for a protective coating in order to obtain an exclusive supply of the product, together with certain distribution, marketing and sales rights. The product is a non-toxic non-corrosive fire Inhibitor. Pursuant to the Agreement, the Company has guaranteed it will purchase a minimum of four hundred fifty five (455) 245 gallon totes of product in the first twelve month period. The Company is required to increase the minimum quantities in the second year, to 842 totes and in the third year to 1263 totes.

On August 24, 2009, the Company entered into a Purchase, Distribution & Services Agreement, (the “Agreement”), with BluwoodUSA, Inc., the owner of technical data and intellectual property for protective coatings in order to obtain an exclusive supply of the product, use of the technical data, intellectual property and other information relating to the product and use of the trademarks, together with certain distribution, marketing and sales rights. The coatings provide protection against water, mold, rot, infestation and other damaging effects in wood products. Pursuant to the Agreement, the Company has guaranteed it will purchase a minimum of fifty (50) 275 gallon totes of product in the first twelve month period. The Company is required to increase the minimum quantities by 25% in the second year, to 62.5 totes. The initial term of the agreement is two years and will renew for additional one year terms without further action unless otherwise terminated.

Governmental Regulation

It is impossible to predict all future government regulation, if any, to which the Company may be subject until it has been in production for a period of time. The use of assets and/or conduct of business that the Company is pursuing will be subject to environmental, public health and safety, land use, trade, and other governmental regulations, as well as state and/or local taxation. In acquiring and/or developing businesses in the rubber and recycle industry, management will endeavor to ascertain, to the extent possible due to its current limited resources, the effects of such government regulation on the prospective business of the Company. In certain circumstances, however, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of accuracy the impact of all potential government regulation. The inability to ascertain the complete effect of government regulation on current or future business activity makes the Company business a higher risk.

Competition

From time to time, the Company will be involved in intense competition with other business entities, many of which will have a competitive edge over the Company by virtue of their stronger financial resources and prior experience in business. There is no assurance that the Company will be successful in obtaining suitable investment, financing or purchase contracts for its products.

Employees

The Company presently has  3 full time employees, but also relies upon the use of vendors, contractors, consultants and contract labor to fulfill the needs and requirements associated with initial production activities.

The Company expects to use contract labor, management consultants, attorneys, accountants, engineers, and other professionals as necessary to support its management and administrative requirements.  The need for employees and their availability will be addressed on a continuing basis.

Properties

The Company maintains its official US address of record at 909 West Vista Way, Vista, CA 92083.

The Company maintains a distribution center in Texas at 300 McKinley Street, Prosper, TX 75078.  The Company owes $157,632 for back rent under the lease for the leased real property located at 300 South McKinley Street, Prosper Texas. However, the Company is disputing this amount and is not honoring the lease because the landlord failed to keep the premises up to a reasonably satisfactory condition.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

The Company's common stock is traded on the over-the-counter Electronic Bulletin Board under the symbol ECOB. The table below sets forth the high and low bid prices per share of our common stock for each quarter of our last two years.  These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Fiscal Quarter Ended	High Bid		Low Bid

2010
March 31, 2010		$1.13		$0.33
	$	N/A	$	N/A
2009
December 31, 2009		$0.51		$0.20
September 30, 2009		$1.25		$0.20
June 30, 2009		$1.50		$1.00
March 31, 2009	$	N/A	$	N/A

2008
December 31, 2008	$	N/A	$	N/A
September 30, 2008	$	N/A	$	N/A
June 30, 2008	$	N/A	$	N/A

At March 28, 2010, there were approximately 105 holders of record of the Company's Common Stock. There are currently no stock options outstanding and 26,250,000 warrants outstanding to purchase shares of Common Stock of the Company.

The closing price for the Company's Common Stock on June 28, 2010 was $ 0.25 per share.

Since its inception, no dividends have been paid on the Company's common stock. The Company intends to retain any earnings for use in its business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

Equity Compensation Plan Information

The Company has no equity compensation plan at this time.

FINANCIAL STATEMENTS

See the Consolidated Financial Statements beginning on page F-1, “Index to Financial Statements.”

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements concerning the Company's plans and intentions included herein may constitute forward-looking statements for purposes of the Securities Litigation Reform Act of 1995. There are a number of factors that may affect the future results of the Company, including, but not limited to, (a) the ability of the Company to obtain additional funding for operations, (b) the continued availability of management to develop the business plan and (c) successful development and market acceptance of the Company’s products.

This current report may contain both historical facts and forward-looking statements. Any forward-looking statements involve risks and uncertainties, including, but not limited to, those mentioned above. Moreover, future revenue and margin trends cannot be reliably predicted.

As the result of the Merger and the change in the business and operations, a discussion of the past financial results of EcoBlu (Colorado) is not pertinent and the financial results of Ecoblu (Nevada), the accounting acquirer, are considered the financial results of the Company on a going-forward basis. EcoBlu (Nevada)’s inception was May 20, 2009.

Financial Condition and Results of Operations

From Inception to the period ended March 31, 2010 , the Company had gross profit from sales of $ 2,873,479 and experienced a net loss for the three month period ending March 31, 2010 equal to $ 2,536,050 ; primarily comprised of consulting expense totaling $1,523,930 and rent expense totaling $ 248,974.

Liquidity and Capital Resources

From Inception to the period ended March 31, 2010 , net cash used in operating activities totaled ($ 924,029 ); cash flows from investing activities totaled ($800,960), and cash flows from financing activities provided $ 2,704,000 . The resulting change in cash for the period was an increase equal to $979,011 .

On March 31, 2010, we had $979,011 cash on hand. Our operations used $902,829 of cash in the nine month period ended March 31, 2010. Included in our cash used in operations was $400,885 of lumber inventory purchased from a company controlled by our President.

Cash of $800,960 was used in investing activities during the same period, which consisted of $363,500 in payments to purchase coating machines from two related entities that are controlled by the Company’s President, payments of $339,119 to a related party for equipment deposits on the manufacture of four new coating machines, payments of $38,548 for other equipment and furniture, payments of $54,922 for tenant improvements in progress on our facilities, and payments of $4,871 for costs of developing trademarks.

During the same period, we received proceeds from debt financing of $2,031,500 and $738,500 from the issuance of common stock. We made payments during the period of $61,000 for loan fees in connection with our convertible debt financing, $5,000 for the redemption of common stock, and $11,200 for the repayment of related party advances.

On June 30, 2009, we had $0 cash on hand. Our operations for that period used $21,200 of cash in the period of inception (May 20, 2009) through June 30, 2009. During the same period, we received proceeds of $10,000 from the issuance of common stock and $11,200 in advances from a related entity controlled by our President.

We are unable to predict the duration, extent or trends related to the current credit and capital markets. We do expect to continue to experience difficulty financing our short term cash requirements as a result of these struggling markets and the U.S. Economy in general. Also, we may not be able to get terms favorable to the Company or the existing shareholders if we are able to secure additional financing.

We are unable to predict the duration, extent or trends related to the current credit and capital markets. We do expect to continue to experience difficulty financing our short term cash requirements as a result of these struggling markets and the U.S. Economy in general. Also, we may not be able to get terms favorable to the company or the existing shareholders if we are able to secure additional financing.

Our near term cash requirements are anticipated to be offset through the receipt of funds from private placement offerings and loans obtained through private sources. Since inception, we have predominantly financed cash flow requirements through the issuance of common stock for cash. A critical component of our operating plan impacting our continued existence is the ability to obtain additional capital through additional equity and/or debt financing. We do not anticipate enough positive internal operating cash flow until such time as we can generate substantial revenues from business activities, which may take the next few years to realize. Our near term cash requirements are anticipated to be offset through the receipt of funds from private placement offerings and loans obtained through private sources. Since inception, we have predominantly financed cash flow requirements through the issuance of common stock for cash.

Over the next twelve months we believe that existing capital and funds from intended operations will not be sufficient to sustain operations and planned development of those intended operations. Consequently, we will be required to seek additional capital in the future to fund growth through additional equity or debt financing or credit facilities. No assurance can be made that such financing would be available, and if available it may take either the form of debt or equity. In either case, the financing could have a negative impact on our financial condition and our Stockholders.

We may continue to incur operating losses over the next twelve months. Our operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade technology and products, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at June 30, 2009.

Financial Instruments

The Company’s financial instruments consist of cash. At March 31, 2010 , the fair value of the Company’s financial instruments approximate fair value due to the short-term maturity of the instruments.

Plan of Operation

The Company originally intended to focus on developing a line of athletic and casual apparel and accessories. We intended to further develop those brands through licensing relationships with larger more established apparel and equipment companies. We were not able to secure any licensing relationships with any apparel or equipment companies. We experienced declining sales and difficulty securing additional funding to develop our own sales and marketing efforts for our products.

We have since identified an opportunity to enter the treated lumber products market and have entered into an agreement to acquire EcoBlu Products, Inc. (Nevada) which was formed on May 20, 2009 as a Nevada corporation. This company currently has agreements authorizing it to sell wood products treated with various proprietary chemicals to inhibit fire, water damage, degradation from certain pest infestation and other effects. This company has leased facilities in Colton , Texas and San Diego, California. The company intends but has not begun to sell value added chemically treated wood products in various regions of the United States, Canada and Mexico.

We have also agreed to purchase proprietary machines for the chemical treatment of wood products for a price of $477,294 from SC Bluwood, Inc., a company controlled by our president Steve Conboy. The Company has subsequently formalized this agreement and has secured an option to purchase two additional machines at the same price.

On October 19, 2009, the parties have completed the transaction and directed management to file all required documentation with the respective Secretaries of State to complete the merger as of that date. All parties have undertaken to make all required share exchanges and issuances effective as of that date. All operations of ECOBLU shall become the operations of EcoBlu Products, Inc. as of that date with ECOBLU being the disappearing corporation pursuant to the Merger Agreement.

As of that date the EcoBlu Products, Inc.(Nevada) ceased to be a Shell company(as defined in Rule 12b-2 of the Exchange Act).

We will seek additional financing through equity and/or debt financing to develop operations.

Going Concern

Our continuation as a going concern is dependent upon obtaining the additional working capital necessary to sustain our operations. As shown in the accompanying financial statements, the Company has incurred a net loss of $70,857 for the period from inception, May 20, 2009 to August 31, 2009, and has generated no revenue since its inception. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations. Management plans to seek additional financing through the sale of its common stock through private placements. There is no assurance that the Company’s current operations will be profitable or the Company will raise sufficient funds to continue operating. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements or financing activities with special purpose entities.

Properties

EcoBlu Products, Inc. owns no properties and at this time has no agreements to acquire any properties.

Real Estate Lease – Texas Distribution Center

In May 2009, the Company entered into an agreement to lease a distribution center for three years at a monthly rate of $15,000 per month. The property consists of approximately 3.6 acres to be used for lumber distribution. The Company owes $157,632 for back rent under the lease for the leased real property located at 300 South McKinley Street, Prosper Texas. However, the Company is disputing this amount and is not honoring the lease because the landlord failed to keep the premises up to a reasonably satisfactory condition.

Real Estate Lease – Vista, California

In June 2009, the Company entered into an agreement to lease warehouse and office facilities for three years at a monthly rate of $5,500 per month. Facilities include a 3,500 square foot building with a detached 1,200 square foot warehouse.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership Table

The following table sets forth, as of March 26, 2010; the beneficial ownership of EcoBlu Products, Inc. common stock by each person known to the company to beneficially own more than five percent (5%) of the company’s common stock, including options, outstanding as of such date and by the officers and directors of the company as a group. Except as otherwise indicated, all shares are owned directly:

Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Acquirable	Percentage of Class (1), (2)
Iroquois Master Fund Ltd.	3,859,215		5.574%
Steve Conboy , President and CEO	45,000,000	0	6 4.999%
Mark Vuozzo, Secretary	5,000,000	0	7.222%

Officers and Directors as a Group	50,000,000	0	72.221%

Total	50,000,000	0	72.221%

    (1) Gives effect to the shares of Common Stock issuable upon the exercise of all options exercisable within 60 days of June 29, 2010 and other rights beneficially owned by the indicated stockholders on that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.

(2) The denominator is based on t otal shares outstanding as of March 26, 2010 equal to 69,232,194 held by approximately 105 shareholders of record and an undetermined number of holders in street name.

All ownership is beneficial and of record except as specifically indicated otherwise. Beneficial owners listed above have sole voting and investment power with respect to the shares shown unless otherwise indicated.

Equity Compensation Plan Information

The Company has no authorized Equity Compensation Plan at this time.

No options, warrants or other convertible securities have been issued to any officer, directors, or others at this time.

DIRECTORS AND EXECUTIVE OFFICERS

Current Management of the Company

The following table sets forth each directors name, age, positions and offices with the Company.  Each of their current terms as directors of the Company expires at the next annual meeting of the Company’s stockholders.

Name	Age	Position
Steven Conboy	55	President, Chief Executive Officer, Principal Executive Officer and Director
Mark Vuozzo	45	Corporate Secretary
Rod McKinley	61	Chief Financial Officer

    All executive officers are elected by the Board of Directors and hold office until the next annual meeting of stockholders, or until their successors are duly elected and qualified.

    The following is information on the business experience of each director and officer.

Steven Conboy, President and Chief Executive Officer, is the founder of Framers Choice, Inc. and SC Bluwood, Inc. He is an accomplished entrepreneur and veteran in the construction industry.  Steve started his career in Southern California in 1979. Following 17 years of framing he went to work for Trus Joist, Weyerhaeuser. During his tenure with Trus Joist Steve was transferred to Las Vegas to convert the market from Open-Web joists to I- Joists.

In 2001 Steve started Framers Choice Inc. (FCI) in Las Vegas, Nevada. FCI teamed with Nascor products to market I-Joist in the Western United States. Steve’s framing background and engineered wood experience were applied to create the “Wide and Deep”™ floor system. Steve defined and branded his whole framing package as the Frame Right System™ in the spring of 2006.

    In the fall of 2006 Steve created Southern California Bluwood, Inc. with the purchase of BluWood licensing for Southern California and Arizona. By the end of 2007 Steve Conboy secured all of the BluWood licensing for the Western United States and renamed the company to SC Bluwood, Inc. FCI/SC Bluwood has developed a family of Blu building products and a builder program utilizing these products. In the fall of 2006 Steve created Southern California Bluwood, Inc. with the purchase of BluWood licensing for Southern California and Arizona. By the end of 2007 Steve Conboy secured all of the BluWood licensing for the Western United States and renamed the company to SC Bluwood, Inc. FCI/SC Bluwood has developed a family of Blu building products and a builder program utilizing these products. The company was renamed to SC Bluwood, Inc. in 2007. Mr. Conboy served as founder and president of SC Bluwood, Inc. Mr. Conboy served as founder and president of SC Bluwood until the company entered into a Definitive Merger Agreement with Ecoblu Products, Inc. on July 28, 2009, at which point, Mr. Conboy became the president of the newly formed, Ecoblu Products, Inc.

    Mark Vuozzo, General Manager, Secretary, was the founder and CEO of MV Technical Sales, LLC a privately held company that serviced the Semiconductor Automated Test industry. Mr. Vuozzo grew the company to span across USA, Asia and Europe with sales in excess of 25 million. In 2006 Mr. Vuozzo sold his interest in MV Technical Sales, LLC. In 2007 Mr. Vuozzo joined Steve Conboy to manage SC Bluwood, Inc and Framers Choice, Inc. Mr. Vuozzo acted in the capacity of General Manager and Director of both organizations. Mr. Vuozzo joined EcoBlu Products, Inc in 2009 to assist in the execution of the company’s corporate charter. Mr. Vuozzo currently acts in the capacity of General Manager and Corporate Secretary.

    Rod H. McKinley is currently a partner at Kierland CFO Partners, LLC located in Scottsdale, AZ 2009. Kierland CFO Partners fills that important role in an organization with personalized CFO Services for a wide range of businesses. Prior to joining Kierland, Mr. McKinely was the CFO for Nautical Enterprises, Inc., a yacht broker/dealer company which is considered one of the top 20 dealers in the US and top 4 in the west. At Nautical Enterprises, Inc., Mr. McKinley managed all accounting and finance functions, retooled all accounting and reporting, human resources, technology and budgeting. He was also responsible for banking, insurance and legal relationships, reorganizing service departments into standalone profit centers, and beginning the SOX compliance process in anticipation of future equity event.

    From 2006 to 2007, Mr. McKinley served as the CFO/Controller for Perry Automotive Group, based in San Diego, CA. His role there included directing the group’s accounting and finance functions including daily operating controls, bank relationships, human resources, tax, 401K, insurance, external and regulatory financial reporting, human resources, technology and staff training.

In 2005 to 2006, Mr. McKinley was the Controller at AutoNation, Inc., a franchised business for new cars and body shops. His responsibilities included directing the group’s accounting and compliance function for Pontiac, Buick and GMC store; Hyundai and Isuzu; Subaru; Chevrolet and a body shop. Mr. McKinley managed two offices with a total of sixteen staff. Approximately 50% of time was spent on SOX compliance issues.

    Prior to joining AutoNation, Inc., Mr. McKinley was a Vice President in the Finance and Administration department of International Cruise and Excursions located in Phoenix, AZ. Mr. McKinley filled this role from 2003 to 2005. His responsibilities included directing this private company’s accounting and financial operations including financial reporting, budgeting and forecasting, audits, regulatory reporting, cash flow and treasury functions. He was also responsible for banking relationships and all financial processes for international operations in Europe, Mexico and Australia.

EcoBlu Products, Inc. has not, nor proposes to do so in the future, make loans to any of its officers, directors, key personnel, 10% stockholders, relatives thereof, or controllable entities.

We have no pension plans or plans or agreements which provide compensation on the event of termination of employment or change in control of us and have therefore eliminated a column specified by Item 402 (c)(2) titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings (h)” in the above Summary Compensation Table No family relationships exist among any directors, executive officers, or persons nominated or chosen to become directors or executive officers.

Employment Agreements

None

Certain Relationships and Related Transactions, and Director Independence

As the result of the Merger and the change in the business and operations, a discussion of the past transactions of EcoBlu (Colorado) is not pertinent and the transactions of EcoBlu (Nevada), the accounting acquirer, are considered the financial results of the Company on a going-forward basis. EcoBlu (Nevada)’s inception was May 20, 2009.

Legal Proceedings

No legal proceedings were initiated or served upon the Company in the fiscal year ending June 30, 2009.

From time to time the Company may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims, other than those disclosed above, are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on its business and financial condition.

Description of the Registrant’s Securities

The authorized capital stock of the Company consists of 100,000,000 shares of common stock. The following summary descriptions of the Company's common stock are qualified in its entirety by reference to the Company's Articles of Incorporation, which are filed as an exhibit to the registration statement of which this prospectus is a part.

Common Stock

Holders of common stock are entitled to one vote for each share held on matters submitted to a vote of shareholders. Under provisions of Colorado law, cumulative voting of shares is allowed in the election of directors. Holders of common stock are entitled to receive ratably any dividends that may be declared by the Board of Directors of the Company out of legally available funds. Upon the liquidation, dissolution or winding up of the company, the holders of common stock are entitled to receive ratably the net assets of the Company after payment of all debts and liabilities and liquidation preferences of any outstanding shares of Preferred Stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. We are not authorized to issue any preferred stock.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no disagreements between the Company and its independent accountants on any matter of accounting principles or practices or financial statement disclosure.

EXECUTIVE COMPENSATION

We provide named executive officers and our other employees with a salary to compensate them for services rendered during the fiscal year.  Salary amounts for the named executive officers are determined for each executive based on his or her position and responsibility, and on past individual performance.  Salary levels are typically considered annually as part of our performance review process.  Merit based increases to salaries of the named executive officers are based on our board of directors’ assessment of the individual’s performance.

The following table shows for the period ended March 31, 2010 and fiscal year ended June 30, 2009, the compensation awarded (earned) or paid by the Company to its named executive officers as that term is defined in Item 402(a)(2) of Regulation S-K. For the fiscal year ended June 30, 2008, Mr. James H. Watson was our President and our only named executive officer. On April 23, 2009, Mr. Watson resigned as President and Mr. Steve Conboy assumed the role of President. On April 30, 2010, Mr. Rod H. McKinley was appointed to the role of Chief Financial Officer. For the period April 23, 2009 through December 31, 2009 , Mr. Conboy was our only named executive officer.

Name and Principal Position	Fiscal Year	Salary ($) (2)	Bonus	Option Awards	All Other Compensation	Total ($)

Steven Conboy, the Company’s President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Director, Secretary, Treasurer, and Director (1)	2009	$0	$0	0	$0	$0
James H. Watson, President (3)	20 09	$0	$0	$0	$0	$0
	2008	0	0	0	0	0

1  Mr. Conboy currently serves as the sole director on the Company’s board of directors.  Mr. Conboy does not receive any compensation for this director role.
2  Salary is total base salary earned, either unpaid and accrued or paid.
3 Mr. Watson resigned from his position as President and Mr. Conboy was appointed President as of April 23, 2009.

Employment Agreements

Neither Mr. Conboy nor Mr. Watson currently have employment agreement s in place with the Company.

OPTION EXERCISES AND STOCK VESTED

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Steven Conboy, President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Secretary, Treasurer, and Director (1)	0	$0

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

None.

Outstanding Equity Awards at Fiscal Year-End

None.

Director Compensation

The Company does not have a formal plan for director compensation, and no director received any type of compensation from the Company for serving as a director for the year ended June 30, 2008 or June 30, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

As of December 31 2009, the Company purchased coating machines totaling $477,294 from one related entit y, SC Bluwood, Inc. which is controlled by the Company’s President, Steven Conboy , who is also a majority shareholder.  The Company also made $339,119 in equipment deposits to these same related parties for the manufacture of four new coating machines.

Through August 31, 2009, the Company has received certain advances from a corporation that is under the common control of a shareholder of the Company. The advances total $31,235 at August 31, 2009, and are non-interest bearing and are payable upon demand.

The Company’s related party transactions are not considered to have occurred at arms length.

The Company does not currently maintain policies and procedures for the review, approval or ratification of transactions with “related persons” as described in Item 404 of Regulation S-K.  However, the Company intends to create such policies and procedures in the future.

Mr. Conboy has direct beneficial ownership of 45,000,000 shares of voting Common Stock, which represents 60.1% of the issued and outstanding voting Common Stock.

Director Independence

Our Common Stock trades on the OTC Bulletin Board.  As such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent.  We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.  We do not list the “independent” director definition we use on our Internet website.

Currently, Mr. Conboy serves as the sole member of our Board of Directors, and he is the only member of management who also serves on the Board of Directors.  Under the NASDAQ rules, we have determined that Mr. Conboy currently does not qualify as an independent director.

Our Board of Directors will review at least annually the independence of each director. During these reviews, our Board of Directors will consider transactions and relationships between each director (and his or her immediate family and affiliates) and us and our management to determine whether any such transactions or relationships are inconsistent with a determination that the director was independent. The Board of Directors will conduct its annual review of director independence and to determine if any transactions or relationships exist that would disqualify any of the individuals who then served as a director under the rules of the NASDAQ Stock Market, or require disclosure under SEC rules.

SECURITIES AND EXCHANGE COMMISSION
POSITION ON CERTAIN INDEMNIFICATION

Our directors and officers are indemnified by our articles of incorporation against amounts actually and necessarily incurred by them in connection with the defense of any action, suit, or proceeding in which they are a party by reason of being or having been directors or officers of EcoBlu to the fullest extent authorized by the Colorado Corporation Law, as may be amended from time to time.  Our articles of incorporation provide that none of our directors or officers shall be personally liable for monetary damages for breach of any fiduciary duty as a director or officer, except for liability (i) for any breach of the officer’s or director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director derived any improper personal benefit.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer, or controlling person in the successful defense of any action, suit, or proceeding, is asserted by such director, officer, or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Certain Provisions of Colorado Law

The Colorado Business Corporation Act provides that a Colorado corporation may include in its articles of incorporation a provision for indemnifying officers, directors, employees and agents against expenses, including attorney's fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the suit, action or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable basis to conclude that his or her conduct was unlawful. A Colorado corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by reason of the fact that such person was an officer, director, employee or agent of the corporation if such person acted in good faith and in a manner which he or she believed to be in the best interests of the corporation. The Colorado Business Corporation Act also requires a Colorado corporation to indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

The registrant's Articles of Incorporation do not contain the provisions permitted by the Colorado Business Corporation Act described in the preceding paragraph, although the registrant's bylaws provide that the registrant will indemnify every officer, director, and employee against all liabilities and expenses, except in cases of willful misfeasance or malfeasance in the performance of his duties. The registrant does not maintain any insurance or other contract for the indemnification of the registrant's directors or officers.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form S-1 we filed with the SEC under the Securities Act.  This prospectus does not contain all the information set forth in the registration statement and exhibits thereto, and statements included in this prospectus as to the content of any contract or other document referred to are not necessarily complete.  For further information, please review the registration statement and the exhibits and schedules filed with the registration statement.

We are subject to the informational requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC in accordance with the Exchange Act.  These reports, proxy statements and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  In addition, these materials filed electronically by the Company with the SEC are available at the SEC’s World Wide Web site at http://www.sec.gov.  The SEC’s World Wide Web site contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC.  Information about the operation of the SEC’s Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Anslow & Jaclin, LLP.  Anslow & Jaclin, LLP does not currently own shares of the Company’s Common Stock.

EXPERTS

The consolidated financial statement, included in this prospectus, which is part of this registration statement has been audited by Cordovano and Honeck LLP., an independent registered public accounting firm, as stated in its report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The stand alone financial statement, included in this prospectus, which is part of this registration statement has been audited by Jonathan R. Reuben, CPA, an independent registered public accountant, as stated in his report appearing herein and is included in reliance upon the report of such person given upon his authority as an expert in accounting and auditing.

Index to Consolidated Financial Statements

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Ecoblu Products, Inc.
(A development stage company)

Condensed Consolidated Balance Sheet

	March 31,	August 31,
	2010	2009
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$979,011	$
Accounts Receivable	8,757
Inventories	637,885
Prepaid expenses	201,779	21,200
Total current assets	1,827,432	21,200

PROPERTY AND EQUIPMENT	455,794

OTHER ASSETS
Equipment deposits – related party	339,119
Security deposits		15,000
Prepaid trademark costs	4,871
Total other assets	343,989	15,000

TOTAL ASSETS	$2,627,215	$36,200

LIABILITIES AND STOCKHOLDERS' (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$185,611	$40,400
Other payables and accrued expenses	29,044
Due to related party		31,235
Convertible notes payable, including accrued interest and net of discount	318,063
Loan payable – other	44,500
Total current liabilities	577,218	71,635

LONG TERM LIABILITIES
Convertible note payable, including accrued interest and net of discount	393,285
Derivative Liability	331,336
Deferred rent		22,222
Total long term liabilities	724,621	22,222

TOTAL LIABILITIES	1,301,839	93,857

STOCKHOLDERS' (DEFICIT)
Common stock, $0.001 par value, 100,000,000 shares authorized
and 74,222,976 shares issued and outstanding	74,223	10,000
Additional paid-in capital	4,144,632	3,200
Common stock subscription receivable	(20,000)
Accumulated deficit	(2,873,479)	(70,857)
Total stockholders' (deficit)	1,325,376	(57,657)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$2,627,215	$36,200

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Ecoblu Products, Inc.
(A development stage company)

Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,	Period of Inception (May 20, 2009) to December 31,
	2010	2009
	(Unaudited)	(Unaudited)

REVENUE	$9,207	$-
COST OF SALES	3,423	-
GROSS PROFIT	5,784	-

OPERATING EXPENSES
Research and development	26,624	5,975
Marketing	42,976	17,873
Compensation	44,078	32,462
Rent	248,974	134,345
Professional fees	168,432	52,130
Consulting	1,523,930	62,700
Interest	-	1,035
Other general and administrative expenses	42,237	30,909

Total operating expenses	2,097,251	337,429

LOSS FROM OPERATIONS	(2,091,467)	(337,429)
OTHER INCOME (expenses)
Gain on settlement of lease	13,142
Loss on settlement of debt	(110,720)
Change in fair value of derivative liability	(331,336)
Interest Expense	(15,669)
Provision for income taxes	-	-

NET LOSS	$(2,536,050)	$(337,429)

NET LOSS PER COMMON SHARE -
BASIC AND DILUTED	$(0.04)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	70,737,012

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Ecoblu Products, Inc.
(A development stage Company)

Condensed Consolidated Statement of Cash Flows
From Inception (May 20, 2009) Through March 31, 2010 (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,873,479)
Adjustment to reconcile net loss to net cash
used in operating activities:
Gain on settlement of lease	(13,142)
Gain on settlement of debt	110,720
Change in fair value of derivative liability	331,336
Common stock issued for services	1,560,350
Common stock issued for payment of rent	95,000
Contributed legal services	3,200
Depreciation expense	1,177
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(6,257)
(Increase) in inventories	(661,211)
(Increase) decrease in prepaid expenses	-
(Increase) in security deposits	(25,000)
Increase in accounts payable	344,768
Increase in rent payable	143,316
Increase in other payables and accrued expenses	29,044
Increase in deferred rent expense	19,445
Increase on amortization of debt discount	10,610
Increase on amortization of loan fees	221
Increase in accrued interest added to principal	5,873
Net cash used in operating activities	(924,029)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(402,048)
Payments for equipment deposits – related party	(339,119)
Payments for leasehold improvements	(54,922)
Payments for prepaid trademark costs	(4,871)
Net cash used in investing activities	(800,960)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	738,500
Proceeds from debt issuances	2,031,500
Advances from related parties	11,200
Payments for redemption of common stock	(5,000)
Repayments of related party advances	(11,200)
Payment of loan fees	(61,000)
Net cash provided by financing activities	2,704,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	-

CASH AND CASH EQUIVALENTS - beginning of period	-

CASH AND CASH EQUIVALENTS - end of period	$979,011

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$-

Income taxes paid	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

ECOBLU PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)
Note 1 – Organization and Basis Presentation

Organization

Ecoblu Products, Inc. (“The Company”) was incorporated in the state of Colorado under the name N8 Concepts, Inc. on March 27, 2007. On October 19, 2009, the Company merged with Ecoblu Products, Inc., a Nevada Corporation (“ECOBLU”). For financial reporting purposes, the acquisition was treated as a reverse acquisition whereby ECOBLU’s operations continue to be reported as if it had actually been the acquirer. Assets and liabilities continue to be reported at the acquiree’s historical cost because before the reverse acquisition, the Company had nominal assets, liabilities and operations.

ECOBLU was organized May 20, 2009 in Nevada as a wholesale distributor of protective coating products. The Company is in the development stage, as defined in Accounting Codification Standard (“ACS”) topic 915-10, formerly Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises. From inception through March 31, 2010, the Company has recorded revenues totaling $9,207. The Company will continue to report as a development stage company until significant revenues are produced.

Going Concern

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company is a development stage company presently generating minimal operating revenues and its viability is dependent upon its ability to obtain future financing and the success of its future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to fund its operations through the raising of capital from the sale of its equity instruments or issuance of debt. Management believes that these sources of funds will allow the Company to continue as a going concern through 2010. However, no assurances can be made that current or anticipated future sources of funds will enable the Company to finance future periods’ operations.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to present fairly the financial position of the Company as of March 31, 2010, and the results of its operations and cash flows for the three months and nine months ended March 31, 2010 and from its inceptions (May 20, 2009) through March 31, 2010. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”). The Company believes that the disclosures in the unaudited condensed consolidated financial statements are adequate to make the information presented not misleading.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Ecoblu Products, Inc. and its wholly owned subsidiary, Ecoblu Products, Inc. of Nevada. Intercompany transactions and balances have been eliminated in consolidation.

ECOBLU PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)
Inventories

Inventories are stated at lower of first-in-first out (FIFO) cost or market.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income. Depreciation expense is not recorded on idle property and equipment until such time as it is placed into service.

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. At March 31, 2010, the Company determined that none of its long-term assets were impaired.

Issuances Involving Non-cash Consideration

All issuances of the Company’s stock for non-cash consideration have been assigned a dollar amount equaling the market value of the shares issued on the date the shares were issued for such services. The non-cash consideration received pertains to debt placement fees, consulting and advisory services, debt cancellation, rent, and a related party equipment purchase (See Note 7).

Stock Based Compensation

The Company accounts for stock-based compensation under ACS Topic 505-50, formerly SFAS No. 123R,

"Share-Based Payment” and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - An amendment to SFAS No. 123.” These standards define a fair value based method of accounting for stock-based compensation. In accordance with SFAS Nos. 123R and 148, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Black-Scholes option-pricing model, whereby compensation cost is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount that must be paid to acquire the stock. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss Per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of warrants and debt to purchase common shares would have an anti-dilutive effect. Potential common shares at March 31, 2010 that have been excluded from the computation of diluted net loss per share included convertible debt of $2,092,000 convertible into 6,457,050 shares of common stock and warrants exercisable into 27,037,500 shares of common stock.

ECOBLU PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Convertible Debentures

If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740 ”Income Taxes” (formerly Statement of Financial Accounting Standards 109). The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

In March 2010, the FASB (Financial Accounting Standards Board) issued Accounting Standards Update 2010-11 (ASU 2010-11), Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives. The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company does not expect the provisions of ASU 2010-11 to have a material effect on its financial position, results of operations or cash flows.

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, Improving Disclosures about Fair Value Measurements. ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 did not have a material impact on the Company’s condensed consolidated financial statements.

ECOBLU PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

3. Inventories

As of March 31, 2010, inventories consist of the following:

Chemicals	$237,000
Lumber	400,885
$637,885

The above lumber inventories of $400,885 were purchased from a related party (See Note 7).

4.	Prepaid Loan Fees

In March 2010, the Company received $1,500,000 from Iroquois Master Fund, Ltd through the issuance of senior convertible notes and warrants (See Note 6). In connection with this financing, the Company incurred loan fees totaling $202,000 of which $105,000 is due the Placement Agent and is evidenced by a convertible promissory note. The Company also issued 100,000 shares of its common stock to the Placement Agent as partial consideration for its services. The common shares were valued at their respective market value on date the loan closed of $36,000 and are included in loan fees. The remaining fees of $61,000 were paid from the proceeds received.

The $202,000 is being amortized over the one year term of the underlying notes. Amortization charged to interest expense for the three month period ended March 31, 2010 totaled $221.

5.	Property and Equipment

Property and equipment as of March 31, 2010 consists of the following:

Idle Equipment	$380,141
Furniture	18,223
Computer equipment	3,685
Leasehold improvements	54,922
456,971
Less accumulated depreciation	(1,177)
$455,794

Depreciation charged to operations for the three and nine months ended March 31, 2010 amounted to $1,177 and $1,177, respectively.

6. Notes Payable

Convertible Notes - $1,500,000 Financing

On March 26, 2010, the Company entered into a definitive agreement with accredited investors to borrow $1,500,000 in gross proceeds before fees and expenses through the issuance of Senior Secured Convertible Notes (the “Notes”) due March 26, 2011.

The Notes bear interest at an annual rate of 8% payable quarterly. At the Company's option, the interest can be paid in either cash or, subject to the satisfaction of certain customary conditions, registered shares of the Company’s common stock. The effective conversion price for a payment in shares is determined from a computation based on 85% of the volume weighted average price of the Company’s common stock for each of the twenty (20) consecutive Trading Days immediately preceding the applicable installment date. At March 31, 2010, the Company has not yet met the customary conditions and thus is currently precluded from paying the interest installments in shares.

ECOBLU PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

The holders, however, may convert the Notes into shares of common stock at a conversion price of $0.40 at any time which upon full conversion of the Notes would result in the issuance of 3,750,000 shares of common stock. Beginning June 26, 2010, the Notes will amortize in ten monthly installments. The amortization payments can be made in, at the Company’s option, either cash or, subject to the satisfaction of certain customary conditions, registered shares of common stock.

In connection with the issuance of the Notes, the Company issued seven different series of warrants to the investors to purchase a total of 26,250,000 shares of its common stock at exercise prices ranging from $0.40 per share to $0.60 per share. The majority of the warrants expire five years from their respective date of issuance. The warrants allow for cashless exercise.

The Company also entered into a Security Agreement to secure payment and performance of the Company's obligations under the Notes pursuant to which the Company granted the investors a security interest in all of its assets.

The Company also executed a Registration Rights Agreement pursuant to which the Company is required to file a registration statement within 30 days of the Closing Date, and the Company is to use its reasonable best efforts to cause the registration statement to be declared effective within 90 days of the Closing Date (120 days in the event the SEC reviews the registration statement).

Pursuant to ASC Topic 470-20, “Debt with Conversion and Other Options,” the convertible notes were recorded net of discounts that include the relative fair value of the warrants amounting to $1,221,600. The discounts are amortized and charged to operations over the life of the debt using the effective interest method. The initial value of the warrants of $1,221,600 was calculated using the Black Scholes Option Model with a risk free interest rate ranging from 1.04% to 2.59%, volatility of 108.37%, and trading price of $0.36 per share. Amortization of the discount that was charged to operations for the three months ended March 31, 2010 amounted to $1,339.

Interest charged to operations on the principal balance of the notes for the three months ended March 31, 2010 totaled $1,667. The balance of the notes at March 31, 2010, net of discounts totaling $1,220,261, was $281,406.

Placement Agent Loan Fees

In addition, the Company engaged a placement agent with respect to the Notes. Accordingly, as consideration for the placement agent’s services, the placement agent received compensation equal to 7% of the aggregate amount raised in the form of the Notes in the aggregate amount of $105,000 with a voluntary conversion price of $0.40 which can be converted into 262,500 shares of common stock and also include seven different series of warrants to purchase a total of 787,500 shares of its common stock at exercise prices ranging from $0.40 per share to $0.60 per share. The convertible notes were recorded net of discounts that include the relative fair value of the warrants amounting to $68,535. The discounts are amortized and charged to operations over the life of the debt using the effective interest method. The initial value of the warrants of $68,535 was calculated using the Black Scholes Option Model with a risk free interest rate ranging from 1.04% to 2.59%, volatility of 108.37%, and trading price of $0.36 per share. Amortization of the discount that was charged to operations for the three months ended March 31, 2010 amounted to $75.

The majority of the warrants expire five years from their respective date of issuance. The warrants allow for cashless exercise.

In addition, the placement agent was also issued 100,000 shares of the Company’s common stock valued at $36,000. The placement agent is also entitled to compensation equal to 7% for any gross proceeds the Company receives from the exercise of any of the Warrants.

Convertible Note - $127,000 Financing

The Company received $127,000 evidenced by a promissory note that is assessed interest at rate of 5% per annum commencing on December 22, 2009. The note matures on December 22, 2012, when the outstanding principal and accrued interest become fully due and payable. Prior to maturity, the holder has the right to convert the balance owed into 600,000 shares of the Company’s common stock.

ECOBLU PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Pursuant to ASC Topic 470-20, “Debt with Conversion and Other Options,” the convertible note was recorded net of a discount that includes a beneficial conversion feature (“BCF”) amounting to $107,000. The discount is amortized and charged to operations over the life of the debt using the effective interest method. The initial value of the BCF of $107,000 was calculated as the difference between the market value of the 600,000 potential conversion shares at December 22, 2009 (600,000 shares multiplied by the stock price of $0.39 per share, or $234,000), less the effective cost of the conversion at such date (the note balance, or $127,000). For the three-months ended March 31, 2010, interest totaling $1,566 was accrued and charged to operations. During the same three month period, discount amortization charged to operations totaled $8,318. The net note balance at March 31, 2010 is $30,918, which consists of the original note principal of $127,000 plus accrued interest of $1,722 less unamortized discounts totaling $97,804.

Convertible Note - $360,000 Financing

The Company received $360,000 evidenced by a promissory note that is assessed interest at rate of 5% per annum commencing on February 11, 2010. The note matures on February 11, 2013, when the outstanding principal and accrued interest become fully due and payable. Prior to maturity, the holder has the right to convert 110% of the balance owed into cashless warrants to purchase the Company’s common stock at an exercise price of $0.50 per share.

Summary of Convertible Note Balances

The total balance of the convertible notes as of March 31, 2010 is as follows:

Principal balance	$2,092,000
Accrued interest	5,873
Less discount	(1,386,525)

711,348
Less current balances of convertible notes	(318,063)

Long-term convertible notes	$393,285

Loans Payable - Other

During the three months ended March 31, 2010, the Company received $44,500 in advances. As of the date these financial statements were issued, no terms for repayment have been agreed to between the Company and the third parties.

7. Related Party Transactions

In 2009, the Company purchased coating machines totaling $477,294 from two related entities that are controlled by the Company’s President, who is also a majority shareholder. The Company also made $339,119 in equipment deposits to these same related parties for the manufacture of four new coating machines. Approximately 96% of the Company’s Property and Equipment has been purchased from related parties.

During the quarter ended March 31, 2010, the Company made inventory purchases totaling $400,885 from a company controlled by the Company’s President. 63% of the Company’s inventories have been purchased from this related party.

In January 2010, the Company entered into a lease of a manufacturing facility in Colton, California for 9 months. These facilities were previously leased and utilized by a company controlled by the Company’s President and majority shareholder.

ECOBLU PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

During the quarter ended March 31, 2010, the Company issued 3,000,000 shares of the Company’s common stock for strategic consulting services valued at $1,140,000 to an individual that is a 49% owner of a company controlled by the Company’s President.

These related party transactions are not considered to have occurred at arms length.

8.	Derivative Liability

At March 31, 2010 (“the valuation date”), the Company recognized a derivative liability and a correlating charge to operations in the amount of $331,336 pursuant to ASC 815-40-19 “Contracts in Entity's Own Equity” as the number of Company’s potential common shares and the number of actual common shares outstanding at the valuation date exceeded the number of common shares it currently is authorized to issue. The liability was computed based upon those instruments that were in the money on the valuation date. Those instruments consisted of $1,732,000 of debt convertible into 5,737,050 shares of common stock. In the valuation, the Company used the difference between the trading price of the Company’s common shares at March 31, 2010 of $0.36 per share and the conversion price of the related debt ranging from $0.21 to $0.31 per share.

9.	Fair Value of Assets and Liabilities

Determination of Fair Value

The Company’s financial instruments consist of convertible notes payable, loans payable and a derivative liability. The Company believes all of the financial instruments’ recorded values approximate their fair values because of their nature and respective durations.

The Company complies with the provisions of ASC No. 820-10 (ASC 820-10), “Fair Value Measurements and Disclosures.” ASC 820-10 relates to financial assets and financial liabilities. ASC 820-10 defines fair value, establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (GAAP), and expands disclosures about fair value measurements. The provisions of this standard apply to other accounting pronouncements that require or permit fair value measurements and are to be applied prospectively with limited exceptions.

ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC 820-10 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions, about market participant assumptions, that are developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under ASC 820-10 are described below:

Level 1. Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2. Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3. Inputs that are both significant to the fair value measurement and unobservable. These inputs rely on management's own assumptions about the assumptions that market participants would use in pricing the asset or liability. The unobservable inputs are developed based on the best information available in the circumstances and may include the Company's own data.

ECOBLU PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

Application of Valuation Hierarchy

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The following is a description of the valuation methodology used to measure fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Convertible Notes Payable. The Company assessed that the fair value of this liability to approximate its carrying value based on the effective yields of similar obligations.

Loans Payable - Other. The Company assessed that the fair value of this liability approximates its carrying value due to its short-term nature.

Derivative Liability. The Company assessed that the fair value of this liability approximates its carrying value since its carrying value is determined from the trading price of its common shares.

The methodology described above may produce a current fair value calculation that may not be indicative of net realizable value or reflective of future fair values. If readily determined market values became available or if actual performance were to vary appreciably from assumptions used, assumptions may need to be adjusted, which could result in material differences from the recorded carrying amounts. The Company believes its method of determining fair value is appropriate and consistent with other market participants. However, the use of different methodologies or different assumptions to value certain financial instruments could result in a different estimate of fair value.

The following table presents the fair value of financial instruments that are measured and recognized on a non-recurring basis classified under the appropriate level of the valuation hierarchy described above, as of March 31, 2010:

Liabilities measured at fair
value at March 31 2010:	Level 1	Level 2	Level 3		Total

Nonrecurring:

Convertible notes payable	$--	$711,348	$--	$$	711,348
Loans payable - other	$--	$44,500	$--		$44,500
Derivative liability	$331,336	$--	$--		$331,336

10. Stockholders' Equity

During the three months ended March 31, 2010, the Company issued a total of 5,000,782 shares of its common stock of which 3,715,000 shares were issued for consulting services valued at $1,418,950, 290,000 shares were issued for legal services valued at $109,400, 100,000 shares were issued as partial consideration to a placement advisor in connection with the Iroquois $1,500,000 financing valued at $36,000, 250,000 shares were issued to the Company’s landlord on its Colton facility valued at $95,000, and 645,782 were issued to various consultants and advisors in connection with the cancellation of $176,157 of debt due them. The 645,782 common shares were valued at $286,877 resulting in a net loss from the cancellation of indebtedness of $110,720 that was charged to operations.

In addition, during the three months ended March 31, 2010, the Company purchased 10,000 shares of its common stock from a shareholder for $5,000. The 10,000 shares were returned to treasury and subsequently cancelled.

During the three months ended March 31, 2010, the Company granted warrants to the Iroquois’ note holders and placement advisor to purchase a total of 27,037,500 common shares at exercise prices ranging from $0.40 to $0.60 per share. The majority of the warrants expire five years from the date of issuance.

ECOBLU PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

The following is a schedule of warrants outstanding as of March 31, 2010:

		Weighted	Weighted
		Average	Average	Aggregate
	Warrants	Exercise	Remaining	Intrinsic
	Outstanding	Price	Life	Value
Balance, December 31, 2009	-	$ -	-	$-
Warrants granted	27,037,500	$0.49	4.49 Years	$-
Warrants expired	-	$ -	-	$-
Balance, March 31, 2010	27,037,500	$0.49	4.49 Years	$-

All the warrants are available for exercise at March 31, 2010.

11.	Income Taxes

As of March 31, 2010, for income tax purposes the Company has unused operating loss carryforwards of approximately $2,800,000, which may provide future federal tax benefits of approximately $952,000 which expire in various years through 2029.

An allowance of $952,000 has been provided to reduce the tax benefits accrued by the Company for these operating losses to zero as it cannot be determined when, or if, the tax benefits derived from these losses will materialize.

Utilization of the net operating loss carryforward is subject to significant limitations imposed by the change in control under Internal Revenue Code Section 382, limiting its annual utilization to the value of the Company at the date of change in control multiplied by the federal discount rate.

12.	Commitments and Contingencies

Real Estate Lease – Texas Distribution Center

In May 2009, the Company entered into an agreement to lease a distribution center for three years. The details on the lease are as follows:

	1.	Base rentals - $5,000 for May 2009, $0 for June 2009, and $15,000 per month thereafter.

	2.	Termination date – April 30, 2012.

	3.	Renewal Option – one option for an additional three year period with rent at $16,500 per month.

	4.	Security Deposit - $15,000.

Rent expense related to this lease was $157,761 for the period of inception (May 20, 2009) to March 31, 2010. The Company did not pay the majority of its rent and was in default on this obligation. In March 2010, the Company settled this lease obligation through the transfer of equipment and chemical inventories with cost bases totaling $137,119 in consideration for the cancellation of the Company’s lease and amounts due the landlord. The Company recognized a net gain of $13,142 on the transaction.

Real Estate Lease – Vista, California

In June 2009, the Company entered into an agreement to lease warehouse and office facilities for three years. The details on the lease are as follows:

1.	Base rentals - $5,500 per month beginning October 1, 2009.

2.	Base rentals increase to $6,000 monthly beginning October 1, 2010 and $6,500 monthly beginning October 1, 2011.

ECOBLU PRODUCTS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2010
(UNAUDITED)

3.	Company is responsible to pay its proportionate share of property taxes, insurance and common area maintenance – estimated at $875 per month

4.	Termination date – September 30, 2012.

5.	Renewal Option – one option for an additional three year period.

6.	Security Deposit - $5,500.

7.	Rent for month six (March 2010) shall be discounted to by 50%

8.	Rent for month twelve (March 2011) shall be discounted by 50%

Rent expense related to this lease was $25,225 for the period of inception (May 20, 2009) to March 31, 2010. The Company had no balance due on this lease at March 31, 2010.

Real Estate Lease – Colton, California

In January 2010, the Company entered into a lease of a manufacturing facility in Colton, California for 9 months. These facilities were previously leased and utilized by a company controlled by the Company’s President and majority shareholder (see Note 7).

Total minimum future lease payments under the Company’s two remaining real estate leases as of March 31, 2010 are as follows:

March 31,
2011	$	165,966
2012		85,500
2013		44,250

Total minimum lease payments		$295,716

Purchase, Distribution & Services Agreement

On August 24, 2009, the Company entered into a Purchase, Distribution & Services Agreement, (the “Agreement”), with the owner of technical data and intellectual property for a protective coating in order to obtain an exclusive supply of the product, use of the technical data, intellectual property and other information relating to the product and use of the trademarks, together with certain distribution, marketing and sales rights. Pursuant to the Agreement, the Company has guaranteed it will purchase a minimum of fifty (50) 275 gallon totes of product in the first twelve month period. The Company is required to increase the minimum quantities by 25% in the second year, to 62.5 totes. The initial term of the agreement is two years and will renew for additional one year terms without further action unless otherwise terminated.

13. Subsequent Events

Effective April 29, 2010, the Company appointed Rodney H. McKinley to the position of Chief Financial Officer and Principal Financial Officer.

On April 29, 2010, the Company filed an initial registration statement with the Securities and Exchange Commission on Form S-1 to register a total of 40,487,500 shares of its common stock.

In May 2010, the Company issued a total of 158,024 shares for legal and consulting services valued at $41,906.

In May 2010, the Company entered a 3 month agreement with a consultant to provide strategic advisory services for total consideration of $25,000.

ECOBLU PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	August 31,
	2009	2009	2009
	(Unaudited)	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$609	$29,985	$-
Prepaid expenses	48,888	21,200	21,200
Total current assets	49,497	51,185	21,200

IDLE PROPERTY AND EQUIPMENT	497,717		-

OTHER ASSETS
Equipment deposits - related party	339,119	-	-
Tenant improvements in progress	36,442	-	-
Security deposits	25,642	15,000	15,000
Prepaid trademark costs	4,871	-	-
Total other assets	406,074	15,000	15,000

TOTAL ASSETS	$953,288	$66,185	$36,200

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$147,537	55,400	$40,400
Rent payable	119,900	-	-
Other payables and accrued expenses	15,305	-	-
Loan payable	-	35,000	-
Due to related party	-	26,235	31,235
Total current liabilities	282,742	116,635	71,635

LONG TERM LIABILITIES
Convertible note payable, including accrued interest and net of discount	21,036	-	-
Deferred rent	19,445	21,528	22,222
Total long term liabilities	40,481	21,528	22,222

TOTAL LIABILITIES	323,223	138,163	93,857

STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, $0.001 par value, 100,000,000 shares authorized,
69,232,194 shares issued and outstanding at December 31, 2009,
60,000 shares issued and outstanding at September 30, 2009,
and 60,000 shares issued and outstanding at August 31, 2009	69,232	10,000	10,000
Additional paid-in capital	918,262	3,200	3,200
Common stock subscription receivable	(20,000)	-	-
Accumulated deficit	(337,429)	(85,178)	(70,857)
Total stockholders' equity (deficit)	630,065	(71,978)	(57,657)

TOTAL LIABILITIES AND STOCKHOLDERS'EQUITY (DEFICIT)	$953,288	$66,185	$36,200

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ECOBLU PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

			Period of
	Three Months	One Month	Inception
	Ended	Ended	(May 20, 2009)
	December 31,	September 30,	to December 31,
	2009	2009	2009
	(Unaudited)	(Unaudited)	(Unaudited)

REVENUE	$-	$-	$-

OPERATING EXPENSES
Research and development	5,975	-	5,975
Marketing	17,873	-	17,873
Compensation	32,462	-	32,462
Rent	62,417	14,306	134,345
Professional fees	52,130	-	52,130
Consulting	49,500	-	62,700
Interest	1,035	-	1,035
Other general and administrative expenses	30,874	-	30,909

Total operating expenses	252,266	14,306	337,429

LOSS FROM OPERATIONS	(252,266)	(14,306)	(337,429)

Provision for income taxes	-	-	-

NET LOSS	$(252,266)	$(14,306)	$(337,429)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED	$(0.00)	$(0.24)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	68,502,724	60,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ECOBLU PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

		Period of
	One Month	Inception
	Ended	(May 20, 2009)
	September 30,	to December 31,
	2009	2009
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	(14,306)	$(337,429)
Adjustment to reconcile net loss to net cash
used in operating activities:
Stock based compensation	-	32,000
Donated legal fees	-	3,200
Changes in operating assets and liabilities:
(Increase) in prepaid expenses	-	(48,888)
(Increase) in security deposits	-	(25,642)
Increase in accounts payable	-	97,138
Increase in rent payable	15,000	119,900
Increase in other payables and accrued expenses	(694)	33,500
Interest on amortization of debt discount	-	878
Increase in accrued interest added to principal	-	157
Net cash used in operating activities	-	(125,186)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	(368,687)
Construction in progress	-	(371,018)
Net cash used in investing activities	-	(739,705)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	738,500
Proceeds from debt	-	127,000
Net cash provided by financing activities	-	865,500

NET INCREASE IN CASH AND CASH EQUIVALENTS	-	609

CASH AND CASH EQUIVALENTS - beginning of period	-	-

CASH AND CASH EQUIVALENTS - end of period	$-	$609

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Interest paid	$-	$-

Income taxes paid	$-	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Ecoblu Products, Inc.
(A development stage company)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
FROM MAY 20, 2009 (INCEPTION), TO DECEMBER 31, 2009

Note 1 – Organization and Basis Presentation

Organization
Ecoblu Products, Inc. (“The Company”) was incorporated in the state of Colorado under the name N8 Concepts, Inc. on March 21, 2007. On October 19, 2009, the Company merged with Ecoblu Products, Inc., a Nevada Corporation (“ECOBLU”).  For financial reporting purposes, the acquisition was treated as a reverse acquisition whereby ECOBLU’s operations continue to be reported as if it had actually been the acquirer. Assets and liabilities continue to be reported at the Acquiree’s historical cost because before the reverse acquisition, the Company had nominal assets, liabilities and operations.

ECOBLU was organized May 20, 2009 in Nevada as a wholesale distributor of protective coating products.  The Company is in the development stage, as defined in Accounting Codification Standard (“ACS”) topic 915-10, formerly Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises.  From inception through December 31, 2009, the Company has recorded no revenues.

On October 7, 2009, The Company (“ECOB”) entered into an Agreement and Plan of Merger with EcoBlu Products, Inc., a Nevada corporation (“ECOBLU”). Additional Parties to the agreement were James H. Watson, Jr., an Individual; Ken Relyea, an Individual; Steve Conboy, an Individual; and Mark Vuozzo, an Individual. Mr. Watson and Mr. Relyea are beneficial shareholders of ECOB and Mr. Watson is a director of ECOB. Mr. Conboy is a director and President of ECOB; Mr. Conboy and Mr. Vuozzo are beneficial shareholders and directors of ECOBLU; Mr. Conboy and Mr. Vuozzo are officers of SC Bluwood, Inc., which agreed to sell a proprietary machine for the chemical treatment of wood products for a price of $113,794 to ECOB. There are no other material relationships between the registrant or its affiliates and any of the parties to the agreement other than in respect to this agreement.

Upon completion of the acquisition and subject to the provisions of the Colorado Corporations Code; EcoBlu Products, Inc. (Nevada) was merged with and into the Company. The transaction has been treated as a reverse acquisition, whereby the business of the Company will cease and the business and ECOBLU will continue. Under the terms of the agreement, the Company’s assets as shall be sold to Mr. Watson for the sum of one dollar ($1.00) . These assets shall include the name “N8 Concepts, Inc.” After the acquisition, 100% of the issued and outstanding equity of ECOBLU consisting entirely of 50,000 common shares held by Mr. Conboy and 10,000 common shares held by Mr. Vuozzo in a one-for-one share exchange resulting in the issuance of 60,000 common shares of the Company’s common stock.

Mr. Watson sold his forty million common shares of the Company he held to Mr. Conboy and Mr. Vuozzo for one hundred twenty-five thousand dollars. In addition, Mr. Ken Relyea sold his ten million common shares of the Company to Mr. Conboy and Mr. Vuozzo for thirty-one thousand dollars.

The Agreement was closed on October 19, 2009.

Going Concern
The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company is a development stage company presently generating no operating revenues and its viability is dependent upon its ability to obtain future financing and the success of its future operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.
These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to fund its operations through the raising of capital from the sale of its equity instruments or issuance of debt. Management believes that these sources of funds will allow the Company to continue as a going concern through 2010. However, no assurances can be made that current or anticipated future sources of funds will enable the Company to finance future periods’ operations.

Basis of Presentation
The accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary to present fairly the financial position of the Company as of December 31, 2009, and the results of its operations and cash flows for the three months ended December 31, 2009, the one month ended September 30, 2009, and from its inceptions (May 20, 2009) through December 31, 2009. Certain information and footnote disclosures normally included in financial statements have been condensed or omitted pursuant to rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”). The Company believes that the disclosures in the unaudited condensed consolidated financial statements are adequate to make the information presented not misleading.

Note 2 - Summary of Significant Accounting Policies

Principles of Consolidation
The accompanying consolidated financial statements include the accounts of the Ecoblu Products, Inc. and its wholly owned subsidiary.  Intercompany transactions and balances have been eliminated in consolidation.

Property and Equipment
Property and equipment are stated at cost.  Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs that do not improve or extend the lives of the respective assets are expensed.  At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts.  Gains or losses from retirements or sales are credited or charged to income.  Depreciation expense is not recorded on idle property and equipment until such time as it is placed into service.

Long-Lived Assets
The Company accounts for its long-lived assets in accordance with ASC Topic 360-10-05, “Accounting for the Impairment or Disposal of Long-Lived Assets.” ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value or disposable value. At December 31, 2009, the Company determined that none of its long-term assets were impaired.

Issuances Involving Non-cash Consideration
All issuances of the Company’s stock for non-cash consideration have been assigned a dollar amount equaling the market value of the shares issued on the date the shares were issued for such services. The non-cash consideration received pertains to consulting services.

Stock Based Compensation
The Company accounts for stock-based compensation under ACS Topic 505-50, formerly SFAS No. 123R, "Share-Based Payment” and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - An amendment to SFAS No. 123.”  These standards define a fair value based method of accounting for stock-based compensation. In accordance with SFAS Nos. 123R and 148, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Black-Scholes option-pricing model, whereby compensation cost is the excess of the fair value of the award as determined by the pricing model at the grant date or other measurement date over the amount that must be paid to acquire the stock. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. The Company has not issued any stock based compensation.

Loss Per Share
The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of warrants and debt to purchase common shares would have an anti-dilutive effect.  As of December 31, 2009, the Company had 600,000 potential common shares relating to its convertible debt obligation.

Cash and Cash Equivalents
For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Convertible Debentures
If the conversion feature of conventional convertible debt provides for a rate of conversion that is below market value, this feature is characterized as a beneficial conversion feature (“BCF”).  A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 “Debt with Conversion and Other Options.” In those circumstances, the convertible debt is recorded net of the discount related to the BCF and the Company amortizes the discount to interest expense over the life of the debt using the effective interest method.

Income Taxes
The Company accounts for its income taxes under the provisions of ASC Topic 740 ”Income Taxes” (formerly Statement of Financial Accounting Standards 109). The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and   liabilities.

Recent Accounting Pronouncements
In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, Improving Disclosures about Fair Value Measurements. ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The adoption of ASU 2010-06 is not expected to have a material impact on the Company’s condensed consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements, (amendments to ASC Topic 605, Revenue Recognition) (“ASU 2009-13”) (formerly Emerging Issues Task Force Issue 08-1) and ASU 2009-14, Certain Arrangements That Include Software Elements , (amendments to FASB ASC Topic 985, Software ) (“ASU 2009-14”) (formerly Emerging Issues Task Force Issue 09-3). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-13 and ASU 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company anticipates adopting ASU 2009-13 and ASU 2009-14 in fiscal 2011 and is currently assessing the impact of the adoption of these standards on the Company’s condensed consolidated financial statements.

Note 3 – Prepaid Expenses

Prepaid expenses at December 31, 2009 consist of $48,888 paid towards a chemical purchase order.

Note 4 – Idle Property and Equipment

The Company is in the process of constructing its facilities. As of December 31 2009, the Company purchased coating machines totaling $477,294 from a related party (see Note 6) and furnishings and office equipment amounting to $20,423. These assets have not placed in service and remain idle until the facilities commence operating.

Note 5 – Convertible Note Payable

The Company received $127,000 evidenced by a promissory note that is assessed interest at rate of 5% per annum commencing on December 22, 2009. The note matures on December 22, 2012, when the outstanding principal and accrued interest become fully due and payable. Prior to maturity, the holder has the right to convert the balance owed into 600,000 shares of the Company’s common stock.

Pursuant to ASC Topic 470-20, “Debt with Conversion and Other Options,” the convertible note was recorded net of a discount that includes a beneficial conversion feature (“BCF”) amounting to $107,000.  The discount is amortized and charged to operations over the life of the debt using the effective interest method.  The initial value of the BCF of $107,000 was calculated as the difference between the market value of the 600,000 potential conversion shares at December 22, 2009 (600,000 shares multiplied by stock price of $0.39 per share, or $234,000), less the effective cost of the conversion at such date (the note balance, or $127,000).

For the three-months ended December 31, 2009, interest totaling $157 was charged to operations. During the three months ended December 31 2009, discount amortization charged to operations totaled $879.  No interest or discount amortization was charged to operations for the one month period ended September 30, 2009.

The balance of the convertible note as of December 31, 2009 is as follows:

Principal balance	$127,000
Accrued interest	157
Less discount	(106,121)
$21,036

Note 6 – Related Party Transactions

As of December 31 2009, the Company purchased coating machines totaling $477,294 from two related entities that are controlled by the Company’s President, who is also a majority shareholder.  The Company also made $339,119 in equipment deposits to these same related parties for the manufacture of four new coating machines.

The Company’s related party transactions are not considered to have occurred at arms length.

Note 7 – Fair Value of Assets and Liabilities

Determination of Fair Value

The Company’s financial instruments consist principally of cash, accounts and rent payable, and convertible note with carrying values that approximate fair value.  The Company determines the fair value of notes payable based on the effective yields of similar obligations.

The Company believes all of the financial instruments’ recorded values approximate fair market value because of their nature and respective durations.

The Company complies with the provisions of ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”), previously referred to as SFAS No. 157.  ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements required under other accounting pronouncements. ASC 820-10-35, “Fair Value Measurements and Disclosures - Subsequent Measurement” (“ASC 820-10-35”), clarifies that fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820-10-35 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Assumptions include the risks inherent in a particular valuation technique (such as a pricing model) and/or the risks inherent in the inputs to the model.  The Company also follows ASC 825 “Interim Disclosures about Fair Value of Financial Instruments”, previously referred to as FAS 107-1 to expand required disclosures.

ASC 820-10-35 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy under ASC 820-10-35 are described below:

Level 1.     Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2.     Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3.     Inputs that are both significant to the fair value measurement and unobservable.

Application of Valuation Hierarchy

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The following is a description of the valuation methodology used to measure fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Cash.            The Company assessed that the fair value of this asset to approximate its carrying value due to its short-term nature.

Accounts Payable.      The Company assessed that the fair value of this liability approximates its carrying value due to its short-term nature.

Rent Payable.      The Company assessed that the fair value of this liability approximates its carrying value due to its short-term nature.

The methodology described above may produce a current fair value calculation that may not be indicative of net realizable value or reflective of future fair values. If readily determined market values became available or if actual performance were to vary appreciably from assumptions used, assumptions may need to be adjusted, which could result in material differences from the recorded carrying amounts. The Company believes its method of determining fair value is appropriate and consistent with other market participants. However, the use of different methodologies or different assumptions to value certain financial instruments could result in a different estimate of fair value.

The following table presents the fair value of financial instruments that are measured and recognized on a non-recurring basis classified under the appropriate level of the valuation hierarchy described above, as of December 31, 2009 and September 2009:

Liabilities measured at fair value at December 31, 2009:	Level 1	Level 2	Level 3	Total
Nonrecurring:
Convertible note payable	$-	$127,000	$-	$127,000

Liabilities measured at fair value at September 30, 2009:	Level 1	Level 2	Level 3	Total
Nonrecurring:
Loan payable	$-	$35,000	$-	$35,000
Due to related party	$-	$26,235	$-	$26,235

Note 8 – Stockholders’ Equity

Since the Company’s inception, it has issued 3,154,250 shares of common stock of which 3,054,250 shares were issued for cash totaling $738,500 and a subscription receivable of $20,000. In addition, the Company issued 100,000 shares of common stock for consulting services.

The Company’s legal counsel agreed to waive reimbursement of $3,200 of legal fees rendered in connection of various issues for the Company.  This amount has been recorded as a capital contribution during the period ended December 31, 2009.

Note 9 – Provision for Income Taxes

As of December 31, 2009 and September 30, 2009, for income tax purposes, the Company has unused operating loss carryforwards of approximately $300,000, which may provide future federal tax benefits of approximately $102,000 which expire in various years through 2029.

An allowance of $102,000 has been provided to reduce the tax benefits accrued by the Company for these operating losses to zero as it cannot be determined when, or if, the tax benefits derived from these losses will materialize.

Utilization of the net operating loss carryforward is subject to significant limitations imposed by the change in control under Internal Revenue Code Section 382, limiting its annual utilization to the value of the Company at the date of change in control multiplied by the federal discount rate.

The provision for income tax expense for the three months ended December 31, 2009 is as follows:

Current
Federal	$-

The provision for income tax expense for the one month ended September 30, 2009 is as follows:

Current
Federal	$-

Note 10 – Commitments and Contingencies

Real Estate Lease – Texas Distribution Center
In May 2009, the Company entered into an agreement to lease a distribution center for three years.  The details on the lease are as follows:

1.	Base rentals - $5,000 for May 2009, $0 for June 2009, and $15,000 per month thereafter.
2.	Termination date – April 30, 2012.
3.	Renewal Option – one option for an additional three year period with rent at $16,500 per month.
4.	Security Deposit - $15,000.

Rent expense related to this lease was $114,845 for the period of inception (May 20, 2009) to December 31, 2009.  The Company had a deferred rent liability of $19,445 on this lease at December 31, 2009, due to the reduced and free rent periods included therein. The Company has not paid any rent on this obligation.

Real Estate Lease – Vista, California
In June 2009, the Company entered into an agreement to lease warehouse and office facilities for three years.  The details on the lease are as follows:

1.	Base rentals - $5,500 per month beginning October 1, 2009.
2.	Base rentals increase to $6,000 monthly beginning October 1, 2010 and $6,500 monthly beginning October 1, 2011.
3.	Company is responsible to pay its proportionate share of property taxes, insurance and common area maintenance – estimated at $875 per month
4.	Termination date – September 30, 2012.
5.	Renewal Option – one option for an additional three year period.
6.	Security Deposit - $5,500.
7.	Rent for month six (March 2010) shall be discounted to by 50%
8.	Rent for month twelve (March 2011) shall be discounted by 50%

Rent expense related to this lease was $19,500 for the period of inception (May 20, 2009) to December 31, 2009. The Company has not paid any rent on this obligation.

Rent payable for the Company’s two real estate leases as of December 31, 2009 is as follows:

Texas Distribution Center	100,400
Vista, California	19,500

Total rent payable	$119,900

Total minimum future lease payments under the Company’s two real estate leases as of December 31, 2009 are as follows:

December 31,
2010	$247,500
2011	253,500
2012	118,500

Total minimum lease payments	$619,500

Purchase, Distribution & Services Agreement
On August 24, 2009, the Company entered into a Purchase, Distribution & Services Agreement, (the “Agreement”), with the owner of technical data and intellectual property for a protective coating in order to obtain an exclusive supply of the product, use of the technical data, intellectual property and other information relating to the product and use of the trademarks, together with certain distribution, marketing and sales rights.  Pursuant to the Agreement, the Company has guaranteed it will purchase a minimum of fifty (50) 275 gallon totes of product in the first twelve month period.  The Company is required to increase the minimum quantities by 25% in the second year, to 62.5 totes.  The initial term of the agreement is two years and will renew for additional one year terms without further action unless otherwise terminated.

Note 11 – Subsequent Events

The Company has evaluated subsequent events through February 22, 2010, the date these financial statements were issued.

On January 20, 2010, the Company issued 150,000 shares of its common stock in exchange for cancelling $40,000 due an attorney for legal services.

On February 1, 2010, the Company issued 23,334 shares to its controller for services rendered. On the same date, the Company issued 95,000 shares to two consultants for services rendered and 12,560 shares to an outside accountant in exchange for cancelling $7,537 due him.

The Company received $360,000 evidenced by a promissory note dated February 11, 2010, that is assessed interest at rate of 5% per annum commencing on February 11, 2010. The note matures on February 11, 2013.  The Company may settle the note in whole or in part utilizing cashless warrants to the note holder for 110% of the amount pledged towards warrants. The cashless warrants will have a 5-year life with an exercise price of fifty cents ($0.50) a share.

EcoBlu Products, Inc.
(Formerly: N8 Concepts, Inc.)
Financial Statements

Contents
Page
Report of Independent Registered Public Accounting Firm	F-26
Financial Statements
Balance Sheets as of June 30, 2009 and June 30, 2008	F-27
Statements of Operations for the years ended June 30, 2009 and 2008
and for the period from inception (March 21, 2007) through June 30, 2009	F-28
Statement of Cash Flows for the years ended June 30, 2009 and 2008
and for the period from inception (March 21, 2007) through June 30, 2009	F-29
Statement of Changes in Shareholders’ Equity from inception (March 21, 2007)
through June 30, 2009	F-30
Notes to Financial Statements	F-31 - F-37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders
EcoBlu Products, Inc. (formerly N8 Concepts, Inc.):

We have audited the balance sheet of EcoBlu Products, Inc. (formerly N8 Concepts, Inc.) (a development stage company) as of June 30, 2009, and the related statements of operations, changes in shareholders’ equity and cash flows for the years ended June 30, 2009 and 2008, and for the period from March 21, 2007 (inception) through June 30, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EcoBlu Products, Inc. (formerly N8 Concepts, Inc.) as of June 30, 2009, and the results of its operations and its cash flows for the years ended June 30, 2009 and 2008, and for the period from March 21, 2007 (inception) through June 30, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a limited operating history and has incurred losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to this matter is also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Cordovano and Honeck LLP Englewood, Colorado August 25, 2009

EcoBlu Products, Inc. (A Development Stage Company) BALANCE SHEETS

	June 30,	June 30,
	2009	2008

Assets

Current Assets:
Cash	$457	$35,000
Total current assets	457	35,000

Intangible assets:
Website, less accumulated amortization of
$-0- and $1,013, respectively	-	3,722
Trademark	-	2,400
Deferred costs	-	7,057
Deposit	-	250

Total assets	$457	$48,429

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities	$-	$4,297
Indebtedness to related party (Note 2)	2,000	956

Total current liabilities	2,000	5,253

Shareholder’s Equity
Common stock, $.001 par value, 100,000,000 shares authorized
65,000,000 common shares issued and outstanding
at June 30, 2009 and at June 30, 2008	65,000	65,000
Additional paid-in capital	41,800	40,900
Deficit accumulated during development stage	(108,343)	(62,724)

Total shareholders’ equity (deficit)	(1,543)	43,176

Total liabilities and shareholders’ equity (deficit)	$457	$48,429

The accompanying notes are an integral part of these financial statements.

EcoBlu Products, Inc. (A Development Stage Company) STATEMENTS OF OPERATIONS

			Cumulative amounts
			From date of
			Incorporation
			(March 21, 2007)
			Through
	Years Ended June 30,		June 30,
	2009	2008	2009

Revenue:
Sales	$751	$5,119	$8,332
Cost of goods sold	419	6,258	11,043
Gross profit	332	(1,139)	(2,711)

Operating expenses:
Selling, general and administrative expenses	45,051	49,563	103,838
Contributed rent (Note 2)	900	-	1,800

Operating loss	(45,619)	(50,702)	(108,349)

Other income
Interest income	-	4	6

Loss before income taxes	(45,619)	(50,698)	(108,343)

Provision for income taxes (note 5)	-	-	-

Net loss for the period	$(45,619)	$(50,698)	$(108,343)

Basic and diluted loss per share	$(0.00)	$(0.00)

Weighted average number of common shares outstanding	65,000,000	55,378,890

The accompanying notes are an integral part of these financial statements.

EcoBlu Products, Inc. (A Development Stage Company) STATEMENTS OF CASH FLOWS

			Cumulative amounts
			From date of
			Incorporation
			(March 21, 2007)
			Through
	Years Ended June 30,		June 30,
	2009	2008	2009

Cash flows from operating activities
Net loss for the period	$(45,619)	$(50,698)	$(108,343)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	1,578	1,013	2,591
Loss on impairment of assets	12,254	-	12,254
Contributed rent	900	-	1,800
Changes in operating assets and liabilities:
Receivables	-	410	-
Other assets	250	(200)	-
Accounts payable and accrued liabilities	(4,297)	3,906	-
Indebtedness to related party	(956)	956	-

Net cash used in operating activities	(35,890)	(44,613)	(91,698)

Cash flows from investing activities
Payments for website development	-	(1,500)	(4,735)
Payments for trademark	(653)	(194)	(3,053)
Payments for deferred costs	-	(7,057)	(7,057)

Net cash used in investing activities	(653)	(8,751)	(14,845)

Cash flows from financing activities
Proceeds from Loan Related Party	2,000	-	2,000
Proceeds from sale of common stock	-	77,500	105,000

Net cash provided by financing activities	2,000	77,500	107,000

Net change in cash and cash equivalents	(34,543)	24,136	457

Cash and equivalents, beginning of period	35,000	10,864	-

Cash and equivalents, end of period	$457	$35,000	$457

Supplemental disclosure with respect to cash flows:
Cash paid during the period for:
Interest expense	$-	$-	$-

Income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

EcoBlu Products, Inc. (A Development Stage Company) STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY FROM MARCH 21, 2007 (INCEPTION), TO JUNE 30, 2009

				Deficit
				Accumulated
			Additional	During
	Common Stock		Paid-In	Development
	Shares	Par Value	Capital	Stage	Total

Balance, March 21, 2007 (Inception)	-	$-	$-	$-	$-
March 2007, common stock sold to officers
$.05/share) (Note 4)	* 50,000,000	50,000	(45,000)	-	5,000
May 2007 through June 2007
common stock sold in private placement
offering ($.05/share)(Note 4)	* 4,500,000	4,500	18,000	-	22,500
Office facilities contributed by an officer
(Note 2)	-	-	900	-	900
Net loss, year ended June 30, 2007	-	-	-	(12,026)	(12,026)

Balance, June 30, 2007	* 54,500,000	54,500	(26,100)	(12,026)	16,374
July 2007, common stock sold in private
placement offering ($.05/share)(Note 4)	* 500,000	500	2,000	-	2,500
February through April 2008, common stock
sold pursuant to SB-2 registered offering
($.075/share)(Note 4)	* 10,000,000	10,000	65,000	-	75,000
Net loss, year ended June 30, 2008	-	-	-	(50,698)	(50,698)

Balance, June 30, 2008	65,000,000	65,000	40,900	(63,724)	$43,176
Office facilities contributed by director
(Note 2)	-	-	900	-	900
Net loss, year ended June 30, 2009	-	-	-	(45,619)	(45,619)

Balance, June 30, 2009	65,000,000	$65,000	$41,800	$(108,343)	$(1,543)

* Restated following ten-for-one split of common stock (see Note 4)

The accompanying notes are an integral part of these financial statements.

EcoBlu Products, Inc. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS June 30, 2009 and 2008

Note 1 – Summary of Significant Accounting Policies

Organization and Basis of Presentation

EcoBlu Products, Inc. (formerly N8 Concepts, Inc.) (the “Company”) was incorporated in the state of Colorado on March 21, 2007. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 7. While the Company is in the development stage, it has commenced its initial operations. The Company has registered the logos Never Lay Up and Police The Crease with the intention of establishing a strategic plan to introduce and promote the logos on a line of apparel for wholesale, retail and online distribution.

On October 7, 2009, the Company entered into an Agreement and Plan of Merger with EcoBlu Products, Inc. (Nevada) (“EcoBlu Nevada”) (see Note 6).

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with a limited operating history and losses since inception. These factors, among others, raise substantial doubt about its ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to obtain additional operating capital, complete development of its website, and ultimately attain profitability. The Company intends to acquire additional operating capital through equity offerings to fund its business plan. There is no assurance that the Company will be successful in raising additional funds.

Use of Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid securities with original maturities of three months or less when acquired to be cash equivalents. There were no cash equivalents at June 30, 2009.

Financial Instruments

The Company’s financial instruments consist of cash. At June 30, 2009, the fair value of the Company’s financial instruments approximate fair value due to the short-term maturity of the instruments.

Accounts Receivable

Accounts receivable consists of amounts due from customer sales. The Company considers accounts more than 30 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. The Company had no accounts receivable balance at June 30, 2009

EcoBlu Products, Inc. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS (continuation) June 30, 2009 and 2008

Website development costs

The Company capitalizes internal and external costs incurred to develop its website during the application development stage in accordance with Statement of Position 98-1 (“SOP 98-1”), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. Capitalized website development costs will be amortized over an estimated life of five years commencing on the date the website is ready for its intended use.

The Company also follows Emerging Issues Task Force Issue No. 00-2 (“EITF 00-2”), Accounting for Website Development Costs. EITF 00-2 requires the implementation of SOP 98-1 when software is used by a vendor in providing a service to a customer but the customer does not acquire the software or the right to use it.

Costs incurred during the operating stage of the website including training, administration, maintenance, and other costs to operate the website will be expensed as incurred. However, costs incurred during the operating stage that provide additional functions or features and that upgrade or enhance the website will be capitalized.

Impairment of Long-Lived Assets

The Company evaluates the carrying value of any long-lived assets under the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS 144”). SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying amount. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying value or fair value, less costs to sell. The Company recorded impairment losses totaling $12,254 during the year ended June 30, 2009 (see Note 6).

Loss per Common Share

The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents and is determined by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock. At June 30, 2009, there were no variances between the basic and diluted loss per share as there were no potentially dilutive securities outstanding.

Revenue Recognition

Sales revenue is recognized upon the shipment of product to customers. Allowances for sales returns, rebates and discounts are recorded as a component of net sales in the period the allowances are recognized.

Income Taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The Company has adopted the provisions of FASB Interpretation No. 48 (“FIN 48”), Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109. As a result of the implementation of FIN 48, the Company had no changes in the carrying value of its tax assets or liabilities for any unrecognized tax benefits.

EcoBlu Products, Inc. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS (continuation) June 30, 2009 and 2008

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162” (“SFAS 168”). SFAS 168 establishes the FASB Standards Accounting Codification (“Codification”) as the source of authoritative U.S. generally accepted accounting principles (“GAAP”) recognized by the FASB to be applied to nongovernmental entities and rules and interpretive releases of the SEC as authoritative GAAP for SEC registrants. The Codification will supersede all the existing non-SEC accounting and reporting standards upon its effective date and subsequently, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. SFAS 168 also replaces FASB Statement No. 162, “The Hierarchy of Generally Accepted Accounting Principles” given that once in effect, the Codification will carry the same level of authority. The Company does not anticipate that the adoption of this statement will have a material impact on its financial statement.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 amends FASB Interpretation No. 46(R), “Variable Interest Entities” for determining whether an entity is a variable interest entity (“VIE”) and requires an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a VIE. Under SFAS 167, an enterprise has a controlling financial interest when it has (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. SFAS 167 also requires an enterprise to assess whether it has an implicit financial responsibility to ensure that a VIE operates as designed when determining whether it has power to direct the activities of the VIE that most significantly impact the entity’s economic performance. SFAS 167 also requires ongoing assessments of whether an enterprise is the primary beneficiary of a VIE, requires enhanced disclosures and eliminates the scope exclusion for qualifying special-purpose entities. SFAS No. 167 is effective for the Company beginning in the first quarter of fiscal 2011. The Company is currently evaluating the potential impact, if any, of the adoption of SFAS 167 on its financial statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets” (“SFAS 140”), an amendment of SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. The Board’s objective in issuing this Statement is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. This Statement must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Earlier application is prohibited. This Statement must be applied to transfers occurring on or after the effective date. The Company does not anticipate that the adoption of this statement will have a material impact on its financial statement.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”). SFAS 165 requires an entity to recognize in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet. For nonrecognized subsequent events that must be disclosed to keep the financial statements from being misleading, an entity will be required to disclose the nature of the event as well as an estimate of its financial effect, or a statement that such an estimate cannot be made. In addition, SFAS 165 requires an entity to disclose the date through which subsequent events have been evaluated. SFAS No. 165 was effective for the Company beginning in the fourth quarter of fiscal 2009 and was required to be applied prospectively. The adoption of SFAS 165 had no material effect on its financial statements.

EcoBlu Products, Inc. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS (continuation) June 30, 2009 and 2008

Note 2 – Related Party Transactions

Rent

The Company’s president contributed office space to the Company from inception through June 30, 2007. The office space was valued at $300 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

For the period from July 1, 2007 through March 31, 2009, the Company paid its president for the use of the office space at a rate of $300 per month. No balance is owed to the president as of June 30, 2009.

The Company’s Board Chair contributed office space to the Company from April 1, 2009 through June 30, 2009. The office space was valued at $300 per month based on the market rate in the local area and is included in the accompanying financial statements as contributed rent expense with a corresponding credit to additional paid-in capital.

Indebtedness to Related Party

For the period from July 1, 2007 through March 31, 2009, the Company paid its president for the use of the office space at a rate of $300 per month. As of June 30, 2008 the Company paid the president $2,700. A balance of $900 was owed to the president as of June 30, 2008 and is included in the accompanying financial statements as indebtedness to related party. No balance is owed to the president as of June 30, 2009.

During the year ended June 30, 2008, the president paid certain selling, general and administrative expenses on behalf of the Company. As of June 30, 2008, the Company owed the president $56, which is included in the accompanying financial statements as indebtedness to related party. No balance is owed to the president as of June 30, 2009.

During June 2009, the Company received $2,000 from a Shareholder of the Company to pay company expenses. The loan is due on demand and is non interest bearing.

Common Stock

During March 2007, the Company sold 50,000,000 (post-split) shares of its restricted common stock to its two officers for $5,000 ($.0001/share).

Note 3 -Shareholders’ Equity

In March 2009, the Company affected a ten-for-one forward split of its common stock. The forward split increased the number of common shares outstanding from 6,500,000 to 65,000,000. The split also resulted in an equity reclassification of $58,500 from Additional paid-in capital to Common stock. All share and per share information has been retroactively adjusted to reflect the forward stock split.

During February, March and April 2008, the Company sold 10,000,000 shares (post-split) of its common stock at a price of $.0075 per share for total proceeds of $75,000. The offering was made pursuant to the Company’s SB-2 registration statement that became effective in February 2008. All sales were conducted through the Company’s officers and directors.

During the period from May through July 2007, the Company offered for sale 5,000,000 shares (post-split) of its common stock at a price of $0.005 per share. The Company sold all 5,000,000 shares (post-split) for gross proceeds of $25,000. The offering was made in reliance on an exemption from registration of a trade in the United States under Sections 4(2) and 4(6) of Regulation D of the United States Securities Act of 1933, as amended. The Company relied upon exemptions from registration believed by it to be available under federal and state securities laws in connection with the offering. All sales were conducted through the Company’s officers and director.

EcoBlu Products, Inc.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS (continuation)
June 30, 2009 and 2008

Note 4 – Income Taxes

A reconciliation of the U.S. statutory federal income tax rate to the effective tax rate is as follows:

	June 30,	June 30,
	2009	2008

U.S. statutory federal rate	15.00%	15.00%
State income tax rate, net of federal benefit	3.94%	3.94%
Contributed rent	-0.38%	0.00%
Net operating loss for which no tax benefit is available	-18.56%	-18.94%

	0.00%	0.00%

At June 30, 2009, deferred tax assets consisted of a net tax asset of $20,175, due to operating loss carryforwards of $106,543, which was fully allowed for in the valuation allowance of $20,175. The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended June 30, 2009 and 2008 totaled $8,468 and $9,600, respectively. The current tax benefit for the years ended June 30, 2009 and 2008 also totaled $8,468 and $9,600, respectively. The net operating loss carryforward expires through the year 2029.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

Note 5 – Corporate Events

Effective April 23, 2009, the Company’s Board of Directors accepted the resignation of James H. Watson, Jr. as President of N8 Concepts, Inc. and appointed Steve Conboy as the Company’s President. Mr. Watson continues as Chairman of the Board of Directors. Mr. Watson’s resignation was not related to any disagreement on any matter relating to the Company’s operations, policies or practices.

Effective April 23, 2009, the Company’s Board of Directors appointed Steve Conboy as a member of the Board of Directors. The appointment of Mr. Conboy as the Company’s new president and member of the Board of Directors was related to the Company’s intention to acquire SC BluWood, Inc. (“SC Bluwood”) pursuant to a Letter of Intent discussed in Note 6. Mr. Conboy is the President and CEO of SC BluWood.

EcoBlu Products, Inc. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS (continuation) June 30, 2009 and 2008

Note 6 – Subsequent Events

On March 20, 2009, the Company entered into a Letter of Intent ("LOI") with SC Bluwood, Inc. (“SC Bluwood”) a California company, whereby the Company would acquire SC Bluwood. SC Bluwood is a developer of building products and a builder program utilizing these products. This LOI was subsequently terminated by mutual agreement of the parties; due to issues wholly within SC Bluwood, Inc.

On April 23, 2009, the Company accepted the resignation of James H. Watson, Jr. as President and appointed Steve Conboy as President and a member of the Board of Directors. Mr. Watson continues as Chairman of the Board of Directors. Mr. Conboy is the President and CEO of SC Bluwood, Inc.

On July 28, 2009, a Definitive Merger Agreement (the "Agreement") was signed between the Company, and EcoBlu Products, Inc., a Nevada corporation (“ECOBLU”), concerning the acquisition of ECOBLU. This agreement expired by its terms on September 30, 2009.

On August 14 2009, the Company changed its name from N8 Concepts, Inc. to EcoBlu Products, Inc. in anticipation of the acquisition of ECOBLU due to that name change our symbol for quotation on the OTC.BB was changes from “NECO” to “ECOB”.

The Company was offered to purchase one proprietary machine for the chemical treatment of wood products for a price of $100,000 from SC Bluewood, Inc., a company controlled by our president Steve Conboy. The Company has subsequently formalized this agreement and has secured an option to purchase two additional machines at the same price.

On September 28, 2009, the Company completed a financing where it has sold 1,137,944 common shares for at $0.10 per share for proceeds of $113,794. The sales were made to an overseas investor group and were issued to 29 individuals and entities in the United Kingdom and Ireland. Proceeds were received in escrow. The proceeds were used as a payment on the purchase of a proprietary machine for the chemical treatment of wood products.

On October 7, 2009, The Company(“ECOB”) entered into an Agreement and Plan of Merger with EcoBlu Products, Inc., a Nevada corporation(“ECOBLU”). Additional Parties to the agreement are James H. Watson, Jr., an Individual(“WATSON”). Ken Relyea, an Individual(“RELYEA”), Steve Conboy(“CONBOY”), an Individual and Mark Vuozzo, an Individual(“VUOZZO”) Mr. Watson and Mr. Relyea are beneficial shareholders of ECOB and WATSON is a director of ECOB. CONBOY is a director and President of ECOB; CONBOY and VUOZZO are beneficial shareholders and directors of ECOBLU; CONBOY and VUOZZO are officers of SC Bluewood, Inc., which has agreed to sell a proprietary machine for the chemical treatment of wood products for a price of $100,000 to ECOB. There are no other material relationships between the registrant or its affiliates and any of the parties to the agreement other than in respect to this agreement.

EcoBlu Products, Inc. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS (continuation) June 30, 2009 and 2008

EcoBlu Products, Inc. (Nevada) was formed on May 20, 2009 as a Nevada corporation. This company currently has agreements authorizing it to sell wood products treated with various proprietary chemicals to inhibit fire, water damage, degradation from certain pest infestation and other effects. This company has leased facilities in Collin County, Texas and San Diego, California. The company intends but has not begun to sell value added chemically treated wood products in various regions of the United States, Canada and Mexico.

Upon completion of the acquisition and subject to the provisions of the Colorado Corporations Code; EcoBlu Products, Inc. (Nevada) will be merged with and into the Company. The Company will be the surviving corporation in the Merger and continued its corporate existence under the laws of the State of Colorado; the separate existence of EcoBlu Products, Inc. (Nevada) will cease. All properties, franchises and rights belonging to the Company and EcoBlu Products, Inc. (Nevada), by virtue of the Merger and without further act or deed, will be vested in the surviving corporation, EcoBlu Products, Inc. Some of the significant terms contained in the Agreement are as follows and the entire agreement is included as an exhibit to this Report on Form 10K: ECOB Assets. Upon completion of the business combination, ECOB’s assets as of July 28, 2009 shall be sold to Mr. James H. Watson, Jr. for the sum of one dollar ($1.00) . These assets shall include the name “N8 Concepts, Inc.” The Parties hereby agree to cooperate in taking the necessary steps to transfer the right, title and interest in the assets of ECOB to Mr. James H. Watson, Jr.

Share Exchange and Merger of ECOBLU. It is hereby agreed that ECOB shall acquire ALL (100%) of the issued and outstanding equity of ECOBLU consisting entirely of 50,000 common shares held by CONBOY and 10,000 common shares held by VUOZZO in a one for one share exchange resulting in the issuance of 60,000 common shares of ECOB common stock. These exchange shares shall bear a restrictive legend. Concurrent with the share exchange the Parties shall take all necessary steps to complete the Merger as indicated in 2.1 of this Agreement.

Mr. James H. Watson, Jr. It is hereby agreed that Mr. Watson’s stock, totaling forty million (40,000,000) common shares shall be purchased by CONBOY and VUOZZO for one hundred twenty-five thousand dollars ($125,000). WATSON hereby agrees to cooperate in taking the necessary steps to transfer all right, title and interest in his shares as designated by CONBOY and VUOZZO.

Mr. Ken Relyea. It is hereby agreed that Mr. Ken Relyea’s stock, totaling ten million (10,000,000) common shares shall be purchased by CONBOY and VUOZZO for thirty-one thousand dollars ($31,000). RELYEA hereby agrees to cooperate in taking the necessary steps to transfer all right, title and interest in his shares as designated by CONBOY and VUOZZO. Reverse Split. It is hereby agreed that neither Party shall agree to a reverse split of the shares of the public company for a period of two (2) years from the Closing.

The Company has evaluated all subsequent events through October 7, 2009, the date the financial statements were issued, and no additional items were noted that need to be disclosed.

ECOBLU PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders
of EcoBlu Products, Inc:

We have audited the accompanying balance sheet of EcoBlu Products, Inc. (a development stage company) as of August 31, 2009, and the related statements of operations, stockholders' deficit, and cash flows for the period of inception (May 20, 2009) to August 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EcoBlu Products, Inc. as of August 31, 2009, and the results of its operations and its cash flows for the period of inception (May 20, 2009) to August 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage company presently generating no operating revenues and its viability is dependent upon its ability to obtain future financing and the success of its future operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jonathon P. Reuben CPA

Jonathon P. Reuben, CPA
An Accountancy Corporation
Torrance, California
October 1, 2009 with the exception of Note 7,
which dated October 7, 2009.

F-1

ECOBLU PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET

August 31, 2009
ASSETS
CURRENT ASSETS
Prepaid expenses	$21,200
TOTAL CURRENT ASSETS	21,200

SECURITY DEPOSITS	15,000

TOTAL ASSETS	$36,200

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$40,400
Due to related party	31,235
TOTAL CURRENT LIABILITIES	71,635

DEFERRED RENT	22,222

STOCKHOLDERS’ DEFICIT
Common stock, no par value per share
Authorized – 100,000,000 shares
Issued and outstanding – 66,137,944 shares	10,000
Additional paid-in capital	3,200
Deficit accumulated during the development stage	(70,857)
TOTAL STOCKHOLDERS’ DEFICIT	(57,657)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$36,200

The accompanying notes are an integral part of these financial statements.

F-2

ECOBLU PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009

REVENUE		$-

GENERAL AND ADMINISTRATIVE EXPENSES
Rent expense		57,622
Legal fees		13,200
Other general and administrative		35

Total general administrative expenses		70,857

NET LOSS FROM OPERATIONS		(70,857)

INCOME TAX EXPENSE		-

NET LOSS AND DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE		$(70,857)

NET LOSS PER COMMON SHARE
Basic and diluted	$	( .001)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING
Basic and diluted		66,137,934

The accompanying notes are an integral part of these financial statements.

F-3

ECOBLU PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009

				Deficit
				Accumulated
	Common Stock		Additional	During the	Total
			Paid-in	Development	Stockholders’
	Shares	Amount	Capital	Stage	Deficit
Balance, May 20, 2009 (inception)	--	$--	$--	$--	$--

Issuance of common stock to founders for services	66,137,944	10,000	--	--	10,000

Contributions of legal services	--	--	3,200	--	3,200

Net loss for the period	--	--	--	(70,857)	(70,857)

Balance, August 31, 2009	66,137,944	$10,000	$3,200	$(70,857)	$(57,657)

The accompanying notes are an integral part of these financial statements.

F-4

ECOBLU PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(70,857)
Adjustments to reconcile net loss to net cash
used in operating activities:
Legal fees contributed to capital	3,200
Changes in operating assets and liabilities:
Prepaid expenses	(21,200)
Security deposits	(15,000)
Accounts payable	40,400
Due to related party	31,235
Deferred rent	22,222

NET CASH USED IN OPERATING ACTIVITIES	(10,000)

CASH FLOWS FROM FINANCING ACTIVITES:
Cash proceeds from sale of common shares	10,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	10,000

NET INCREASE IN CASH	--

CASH - BEGINNING OF PERIOD	--

CASH - END OF THE PERIOD	$--

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
Interest paid	$--
Income taxes paid	$--

The accompanying notes are an integral part of these financial statements.

F-5

ECOBLU PRODUCTS, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD OF INCEPTION (MAY 20, 2009) TO AUGUST 31, 2009

1. Organization and Basis of Presentation

Organization

EcoBlu Products, Inc. (the "Company") was organized May 20, 2009 in Nevada as a wholesale distributor of protective coating products.  The Company is in the development stage, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7, Accounting and Reporting by Development Stage Enterprises.  From inception through August 31, 2009, the Company has recorded no revenues.

As discussed in Note 7, on October 7, 2009 the Company entered into a merger agreement with Ecoblu Products Inc., (formerly N8 Concepts, Inc.), a Colorado Corporation (“ECOB”). Under the terms of the merger, ECOB will issue 60,000 shares of its common stock in exchange for receiving all of the outstanding shares of the Company. In addition, the two shareholders of the Company will personally acquire 50,000,000 shares of ECOB common stock from ECOB’s President and another shareholder for a total of $156,000. The accompanying financial statements and all references to common share issuances by the Company have been restated to reflect the change in capital as if the merger occurred at the beginning of the reporting period.

The Company has evaluated subsequent events through October 1, 2009, the date these financial statements were issued.

Going Concern

The Company's financial statements are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America and have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. The Company is a development stage company presently generating no operating revenues and its viability is dependent upon its ability to obtain future financing and the success of its future operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to be acquired by Ecoblu Products, Inc. (Formerly N8 Concepts, Inc.), a Colorado Corporation (See Note 7). The Company’s future operations will be financed by the Colorado Corporation. However, no assurances can be provided that such fund raising efforts will be successful.

2.  Summary of Significant Accounting Policies

Estimates and assumptions

The accompanying financial statements have been prepared in accordance with accounting principles  generally accepted in the United States of America which requires management to make estimates and assumptions that affect the accounting for and recognition of assets, liabilities, stockholders’ equity, revenue and expenses. Estimates and assumptions are made because certain information is dependent on future events. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid debt instruments with original maturity dates of three months or less when purchased to be cash equivalents. At August 31, 2009 there was no cash or cash equivalents.

F-6

Income taxes

The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes.  Under SFAS No. 109, deferred tax assets and liabilities are recognized for future tax benefits or consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  A valuation allowance is provided for significant deferred tax assets when it is more likely than not that such assets will not be realized through future operations.

Per share information

Basic and diluted loss per share are determined by dividing the net loss by the weighted average shares of common stock outstanding during the period. At August 31, 2009 there are no outstanding stock options or warrants.

Financial instruments

Statement of Financial Accounting Standards No. 107 (SFAS 107), Disclosures about Fair Value of Financial Instruments requires disclosure of the fair value of financial instruments held by the Company. SFAS 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying value of financial instruments consisting of accounts payable and due to related party approximates fair value due to the short term nature of such instruments.

Recent accounting pronouncements

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments. The guidance applies to investments in debt securities for which other-than-temporary impairments may be recorded. If an entity’s management asserts that it does not have the intent to sell a debt security and it is more likely than not that it will not have to sell the security before recovery of its cost basis, then an entity may separate other-than-temporary impairments into two components: 1) the amount related to credit losses (recorded in earnings), and 2) all other amounts (recorded in other comprehensive income). This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The Company adopted this FSP for its period ending August 31, 2009. There was no impact on the Company’s financial statements.

In April 2009, the FASB issued FSP FAS 107-1 and Accounting Principles Board (APB) 28-1, Interim Disclosures about Fair Value of Financial Instruments. The FSP amends SFAS No. 107, Disclosures about Fair Value of Financial Instruments to require an entity to provide disclosures about fair value of financial instruments in interim financial information. This FSP is to be applied prospectively and is effective for interim and annual periods ending after June 15, 2009 with early adoption permitted for periods ending after March 15, 2009. The Company included the required disclosures in this period ending August 31, 2009.

Effective January 1, 2009, the Company adopted Financial Accounting Standard Board’s (FASB) Statement No. 160 (FAS 160), Noncontrolling Interests in Consolidated Financial Statement-an Amendment of ARB No. 51.  FAS 160 changed the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests and classified as a component of equity. FAS 160 requires retrospective adoption of the presentation and disclosure requirements for existing minority interests.  All other requirements of FAS 160 will be applied prospectively.  The adoption of FAS 160 did not have a material impact on the Company’s financial statements.

F-7

In May 2009, the FASB issued SFAS No. 165, Subsequent Events, which requires entities to disclose the date through which they have evaluated subsequent events and whether the date corresponds with the release of its financial statements.  The statement established general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  SFAS No. 165 is effective for interim or annual financial periods ending after June 15, 2009, and shall be applied prospectively.  The adoption of SFAS No. 165 did not have a material impact on the Company’s financial statements.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets (“SFAS 166”). Statement 166 is a revision to FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and will require more information about transfers of financial assets, including securitization transactions, and where entities have continuing exposure to the risks related to transferred financial assets. It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.   SFAS 166 enhances information reported to users of financial statements by providing greater transparency about transfers of financial assets and an entity’s continuing involvement in transferred financial assets.

SFAS 166 will be effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009. Early application is not permitted. The Company does not anticipate the adoption of SFAS 166 will have an impact on its consolidated results of operations or consolidated financial position.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). Statement 167 is a revision to FASB Interpretation No. 46 (Revised December 2003), Consolidation of Variable Interest Entities, and changes how a reporting entity determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. The determination of whether a reporting entity is required to consolidate another entity is based on, among other things, the other entity’s purpose and design and the reporting entity’s ability to direct the activities of the other entity that most significantly impact the other entity’s economic performance. SFAS 167 will require a reporting entity to provide additional disclosures about its involvement with variable interest entities and any significant changes in risk exposure due to that involvement. A reporting entity will be required to disclose how its involvement with a variable interest entity affects the reporting entity’s financial statements. SFAS 167 will be effective at the start of a reporting entity’s first fiscal year beginning after November 15, 2009. Early application is not permitted. The Company is currently evaluating the impact, if any, of adoption of SFAS 167 on its financial statements.

In June 2009, the FASB issued Statement No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (“SFAS 168”).  SFAS 168 will become the single source authoritative nongovernmental U.S. generally accepted accounting principles (“GAAP”), superseding existing FASB, American Institute of Certified Public Accounts (“AICPA”), Emerging Issues Task Force (“EITF”), and related accounting literature.  SFAS 168 reorganized the thousands of GAAP pronouncements into roughly 90 accounting topics and displays them using a consistent structure.  Also included is relevant Securities and Exchange Commission guidance organized using the same topical structure in separate sections.  SFAS 168 will be effective for financial statements issued for reporting periods that end after September 15, 2009.  The Company does not expect the adoption of the Codification to have an impact on its financial position or results of operations.

F-8

The Company adopted Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurement, effective in this period ending August 31, 2009.  SFAS No. 157 defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date and establishes a framework for measuring fair value. It establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and expands the disclosures about instruments measured at fair value. SFAS No. 157 requires consideration of a company's own creditworthiness when valuing liabilities. The Company does not have any assets that it currently carries at fair value.

The Company also adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, effective in this period ending August 31, 2009.  SFAS No. 159 provides an option to elect fair value as an alternative measurement basis for selected financial assets, financial liabilities, unrecognized firm commitments and written loan commitments which are not subject to fair value under other accounting standards. As a result of adopting SFAS No. 159, the Company did not elect fair value accounting for any other assets and liabilities not previously carried at fair value.

3.   Fair Value of Assets and Liabilities

Determination of Fair Value

At August 31, 2009, the Company calculated the fair value of its assets and liabilities for disclosure purposes only as discussed under “Financial Instruments” in Note 1 above and as described below.

Valuation Hierarchy

SFAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This standard is now the single source in GAAP for the definition of fair value, except for the fair value of leased property as defined in SFAS 13.  SFAS 157 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy under SFAS 157 are described below:

Level 1.     Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2.     Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3.     Inputs that are both significant to the fair value measurement and unobservable.

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Application of Valuation Hierarchy

A financial instrument's categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The following is a description of the valuation methodology used to measure fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

Accounts Payable.      The Company assessed that the fair value of this liability approximates its carrying value due to its short-term nature.

Due to Related Party.      The Company assessed that the fair value of this liability approximates its carrying value due to its short-term nature.

The methodology described above may produce a current fair value calculation that may not be indicative of net realizable value or reflective of future fair values. If readily determined market values became available or if actual performance were to vary appreciably from assumptions used, assumptions may need to be adjusted, which could result in material differences from the recorded carrying amounts. The Company believes its method of determining fair value is appropriate and consistent with other market participants. However, the use of different methodologies or different assumptions to value certain financial instruments could result in a different estimate of fair value.

The following table presents the fair value of financial instruments that are measured and recognized on a non-recurring basis classified under the appropriate level of the valuation hierarchy described above, as of August 31, 2009:

Liabilities measured at fair value at August 31 2009:	Level 1	Level 2	Level 3	Total
Nonrecurring:
Accounts payable	$-	$40,400	$--	$40,400
Due to related party	$-	$31,235	$--	$31,235

4.   Related party transactions and stockholders’ equity

Advances

Through August 31, 2009, the Company has received certain advances from a corporation that is under the common control of a shareholder of the Company. The advances total $31,235 at August 31, 2009, and are non-interest bearing and are payable upon demand.

F-10

Stockholders’ equity

On May 25, 2009, the Company issued 66,137,944 shares of its common stock to two officers for $10,000. The fund s were paid directly to the Company’s attorney for legal services rendered on behalf of the Company.

On June 30, 2009, the Company’s legal counsel, a related party, agreed to waive reimbursement of $3,200 of legal fees rendered in connection of various issues for the Company. This amount has been recorded as a capital contribution during the period ended August 31, 2009.

5. Provision for income taxes
SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The total deferred tax asset is approximately $15,600, as of August 31, 2009, which is calculated by multiplying a 22% estimated tax rate by the cumulative net operating loss of $70,857. The total valuation allowance is a comparable $15,600. The Company’s federal net operating loss expires in 2029.

6. Commitments and Contingencies
Real Estate Lease – Texas Distribution Center
In May 2009, the Company entered into an agreement to lease a distribution center for three years. The details on the lease are as follows:
1. Base rentals - $5,000 for May 2009, $0 for June 2009, and $15,000 per month thereafter.
2. Termination date – April 30, 2012.
3. Renewal Option – one option for an additional three year period with rent at $16,500 per month.
4. Security Deposit - $15,000.
Rent expense related to this lease was $57,622 for the period of inception (May 20, 2009) to August 31, 2009. The Company had a deferred rent liability of $22,222 on this lease at August 31, 2009, due to the reduced and free rent periods included therein.

Real Estate Lease – Vista, California
In June 2009, the Company entered into an agreement to lease warehouse and office facilities for three years. The details on the lease are as follows:

1.	Base rentals - $5,500 per month beginning October 1, 2009.
2.	Base rentals increase to $6,000 monthly beginning October 1, 2010 and $6,500 monthly beginning October 1, 2011.
3.	Company is responsible to pay its proportionate share of property taxes, insurance and common area maintenance – estimated at $875 per month
4.	Termination date – September 30, 2012.
5.	Renewal Option – one option for an additional three year period.
6.	Security Deposit - $5,500.
7.	Rent for month six (March 2010) shall be discounted to by 50%
8.	Rent for month twelve (March 2011) shall be discounted by 50%

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Rent expense related to this lease was $0 for the period of inception (May 20, 2009) to August 31, 2009.

Purchase, Distribution & Services Agreement

On August 24, 2009, the Company entered into a Purchase, Distribution & Services Agreement, (the “Agreement”), with the owner of technical data and intellectual property for a protective coating in order to obtain an exclusive supply of the product, use of the technical data, intellectual property and other information relating to the product and use of the trademarks, together with certain distribution, marketing and sales rights.  Pursuant to the Agreement, the Company has guaranteed it will purchase a minimum of fifty (50) 275 gallon totes of product in the first twelve month period.  The Company is required to increase the minimum quantities by 25% in the second year, to 62.5 totes.  The initial term of the agreement is two years and will renew for additional one year terms without further action unless otherwise terminated.

7. Merger with Ecoblu Products, Inc. of Colorado

On October 7, 2009, the Company entered into a merger agreement with Ecoblu Products Inc., (Formerly N8 Concepts, Inc.), a Colorado Corporation (“ECOB”). Under the terms of the merger, ECOB will issue 6 0,0 00. shares of its common stock in exchange for receiving all of the outstanding shares of the Company. In addition, the two shareholders of the Company will personally acquire 50,000,000 shares of ECOB common stock from ECOB’s President and another shareholder for a total of $156,000. Through the merger, the Company’s current shareholders will own approximately 76% of the total outstanding common shares of ECOB. As part of the merger, all assets of ECOB will be acquired by its former President for $1.00.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by the Registrant in connection with the registration of the securities being offered.  The selling stockholders will not pay any of the following expenses.  We have estimated all amounts except the SEC registration fee.

SEC Registration fee	$1,500
Legal fees and expenses	$10,000
Accounting fees and expenses	$5,000
Other	$0
Total Expenses	$16,500

Item 14.  Indemnification of Directors and Officers.

Our Amended and Restated Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Colorado.  The Colorado Business Corporation Act provides that a Colorado corporation may include in its articles of incorporation a provision for indemnifying officers, directors, employees and agents against expenses, including attorney's fees, judgment, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with the suit, action or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and with respect to any criminal action or proceeding had no reasonable basis to conclude that his or her conduct was unlawful. A Colorado corporation may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by reason of the fact that such person was an officer, director, employee or agent of the corporation if such person acted in good faith and in a manner which he or she believed to be in the best interests of the corporation. The Colorado Business Corporation Act also requires a Colorado corporation to indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, against reasonable expenses incurred by the person in connection with the proceeding.

The registrant's Articles of Incorporation do not contain the provisions permitted by the Colorado Business Corporation Act described in the preceding paragraph, although the registrant's bylaws provide that the registrant will indemnify every officer, director, and employee against all liabilities and expenses, except in cases of willful misfeasance or malfeasance in the performance of his duties. The registrant does not maintain any insurance or other contract for the indemnification of the registrant's directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-K, except for the following:

On March 26, 2010, the Company entered into a definitive purchase agreement with accredited investors to place Senior Secured Convertible Notes (the “Notes”) due March 26, 2011 totaling $1.5 million in gross proceeds before fees and expenses. The Notes bear interest at an annual rate of 8% payable quarterly. At the Company's option, the interest can be paid in either cash or, subject to the satisfaction of certain customary conditions, registered shares of the Company’s common stock, $0.001 par value, (the “Common Stock”). The holders, however, may convert the Notes into shares of Common Stock at a conversion price of $0.40 at any time which upon full conversion of the Notes would result in the issuance of 3,750,000 shares of Common Stock. Beginning June 26, 2010, the Notes will amortize in ten monthly installments. The amortization payments can be made in, at the Company’s option, either cash or, subject to the satisfaction of certain customary conditions, registered shares of common stock.

The Company received $360,000 evidenced by a promissory note dated February 11, 2010, that is assessed interest at rate of 5% per annum commencing on February 11, 2010. The note matures on February 11, 2013. The Company may settle the note in whole or in part utilizing cashless warrants to the note holder for 110% of the amount pledged towards warrants. The cashless warrants will have a 5-year life with an exercise price of fifty cents ($0.50) a share.
On February 1, 2010, the Company issued 23,334 shares to its controller for services rendered. On the same date, the Company issued 95,000 shares to two consultants for services rendered and 12,560 shares to an outside accountant in exchange for cancelling $7,537 due him.

On January 20, 2010, the Company issued 150,000 shares of its common stock in exchange for cancelling $40,000 due an attorney for legal services.

On November 4, 2009, the Company closed a private placement for the sale of 1,638,000 shares of common stock to certain investors who purchased shares of common stock at a price per share of $0.39.

Additionally, we issued the following number of shares to the individuals listed below as consideration for services rendered:

Date Shares Issued	Name of Shareholder	# of Shares	Reason for Issuance
11/4/2009	RICHARD THOMAS	75,000	Consulting
11/4/2009	JOSEPH PERELLO	100,000	Consulting
2/22/2010	JONATHAN REUBEN	12,560	Professional Services
3/5/2010	SCOTT CANTONWINE	250,000	Contractual Obligation
3/5/2010	LAW OFFICE OF STEVE MADONI, PC	250,000	Professional Services
3/5/2010	PAUL SONG	100,000	Consulting
3/5/2010	RICHARD THOMAS	3,000,000	Professional Services
3/5/2010	ADOLPH MORANDO	100,000	Contractual Obligation
3/5/2010	MASOUD BOKAIE	100,000	Consulting
3/8/2010	MEDICAL SERVICE CONSULTATION INC	100,000	Consulting
3/10/2010	GORDON CHIU	100,000	Consulting
3/29/2010	JONATHAN REUBEN	33,500	Professional Services

On September 28, 2009, the Company completed a financing where it has sold 1,137,944 common shares for at $0.10 per share for proceeds of $113,794. The sales were made to an overseas investor group and were issued to 29 individuals and entities in the United Kingdom and Ireland. Proceeds were received in escrow. The proceeds were used as a payment on the purchase of a proprietary machine for the chemical treatment of wood products.

All sales were issued as exempted transactions under Section 4(2) and/or Regulation S of the Securities Act of 1933. They are subject to Rule 144 of the Securities Act of 1933. The recipient(s) of our securities took them for investment purposes without a view to distribution. Furthermore, they had access to information concerning our Company and our business prospects; there was no general solicitation or advertising for the purchase of our securities; and the securities are restricted pursuant to Rule 144.

The issuances set forth in this Item 15 were granted based on exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D and applicable state laws.  These issuances qualified for this exemption from registration because (i) the Company did not engage in any general solicitation or advertising to market the securities; (ii) the securities were issued to a person with knowledge and experience in financial and business matters so that he/she is capable of evaluating the merits and risks of an investment in the Company; (iii) the persons who acquired these shares acquired them for their own accounts; and (iv) the certificates representing these shares will bear a restricted legend providing that they cannot be sold except pursuant to an effective registration statement or an exemption from registration.

Item 16.  Exhibits

Exhibit No.	Description

3.1	Amendment to the Articles of Incorporation *

3.10	ByLaws (1)

4.1	Form of Securities Purchase Agreement dated March 26, 2010 **

4.2	Form of Senior Secured Convertible Note (1)

4.3	Form of Security Agreement **

4.4	Form of Registration Rights Agreement (1)

4.5	Form of Series A Warrant (1)

4.6	Form of Series B Warrant (2)

4.7	Form of Series C Warrant (1)

4.8	Form of Series D Warrant (1)

4.9	Form of Series E Warrant (1)

4.10	Form of Series F Warrant (1)

4.11	Form of Series G Warrant (1)

5.1	Opinion of Anslow & Jaclin, LLP*

23.1	Consent of Cordovano and Honeck LLP*

23.2	Consent of Jonathan R. Reuben, CPA*

23.3	Consent of Anslow & Jaclin, LLP (included in Exhibit 5.1)

* Filed as an exhibit to the Form S-1 Registration Statement filed with the Securities and Exchange Co0mmission on April 29, 2010.

* * Filed herein.

(1) Previously filed with the Form SB-2 filed with the Securities and Exchange Commission on August 23, 2007 and the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2010.

Item 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required in Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the “Plan of Distribution” not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on
June 29, 2010.

ECOBLU PRODUCTS, INC.

By:	/s/ Steven Conboy
Steven Conboy
President, Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Director and Treasurer

By:	/s/ Rod H. McKinley
Rod H. McKinley
Chief Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on  June 29, 2010.

Signature	Title

/s/ Steven Conboy	President, Chief Executive Officer, Principal
Steven Conboy	Executive Officer, Principal Financial Officer, Director, Secretary, and Treasurer

/s/ Rod H. McKinley	Chief Financial Officer, Principal Accounting Officer
Rod H. McKinley